UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.__)

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Atara Biotherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ATARA BIOTHERAPEUTICS, INC.

1280 Rancho Conejo Boulevard

Thousand Oaks, CA 91320

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 10, 2025

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Atara Biotherapeutics, Inc., a Delaware corporation. The meeting will be held virtually via live audio webcast on June 10, 2025 at 9:00 a.m. Pacific time for the following purposes:

1.
To elect our three nominees for director named in the accompanying Proxy Statement to hold office until the 2028 Annual Meeting of Stockholders;
2.
To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement accompanying this Notice;
3.
To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers;
4.
To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
5.
To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. This Notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information. You should access and review all proxy materials before voting. The Proxy Statement accompanying this Notice contains instructions on how to access our proxy materials and vote online, or in the alternative, request a paper copy of the proxy materials and a proxy card. The record date for the Annual Meeting is April 15, 2025 (the “Record Date”). Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

To increase access for all our stockholders, we have determined that it is prudent to hold this year’s Annual Meeting in a virtual-only format via live audio webcast. You may attend the virtual Annual Meeting at www.virtualshareholdermeeting.com/ATRA2025. To participate in the Annual Meeting, you will need the 16-digit control number that appears on your Notice of Internet Availability of Proxy Materials, proxy card or the instructions that accompanied your proxy materials. Refer to the “Questions and Answers About These Proxy Materials and Voting” section of the accompanying Proxy Statement for detailed procedures regarding attending, submitting questions and voting at the virtual Annual Meeting.

A list of stockholders entitled to vote at the meeting will be available for examination during normal business hours for ten days prior to the meeting for any purpose germane to the meeting at our corporate headquarters at 1280 Rancho Conejo Boulevard, Thousand Oaks, CA 91320. The stockholder list will also be available during the meeting at www.virtualshareholdermeeting.com/ATRA2025.

By Order of the Board of Directors

/s/ AnhCo Nguyen

AnhCo Nguyen PhD
President and Chief Executive Officer

Thousand Oaks, California

April 28, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 10, 2025 at 9:00 a.m. Pacific time held virtually at www.virtualshareholdermeeting.com/ATRA2025. The Proxy Statement and Atara’s Annual Report on Form 10-K for the fiscal year 2024 are available electronically at www.proxyvote.com.

Proxy materials or this Notice are being first released or mailed on or about April 29, 2025, to all stockholders entitled to vote at the Annual Meeting. In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each record stockholder, we may furnish proxy materials by providing internet access to those documents.

You are cordially invited to attend the Annual Meeting virtually via live audio webcast. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Stockholders who attend the virtual Annual Meeting should follow instructions at www.virtualshareholdermeeting.com/ATRA2025 to vote online during the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the virtual Annual Meeting, you must follow the instructions from that record holder.

ATARA BIOTHERAPEUTICS, INC.

1280 Rancho Conejo Boulevard, Thousand Oaks, CA 91320

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board of Directors (the “Board”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), including any votes related to adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In this Proxy Statement, “we”, “us”, “our”, “Company” and “Atara” refer to Atara Biotherapeutics, Inc.

We intend to mail the Notice on or about April 29, 2025 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The meeting will be held virtually via live audio webcast on June 10, 2025 at 9:00 a.m. Pacific time. The meeting will only be conducted virtually via webcast and there will be no physical meeting location.

Attending the Annual Meeting as a Stockholder of Record: Shares Registered in Your Name

Atara’s stockholders of record as of April 15, 2025 (the “Record Date”) can attend the Annual Meeting by accessing the meeting center at www.virtualshareholdermeeting.com/ATRA2025 and entering the 16-digit control number on the proxy card or Notice previously received. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/ATRA2025. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are also available at the meeting website. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting, but you will not be able to vote your shares or submit questions during the Annual Meeting. See below, “Attending the Annual Meeting as a Guest.”

Attending the Annual Meeting as a Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

Beneficial stockholders as of the Record Date (i.e., shares held in “street name” through an intermediary, such as a broker, bank or other nominee), who want to attend the Annual Meeting can attend using the 16-digit control number found on the Notice and instructions received from their broker, bank or other nominee.

Attending the Annual Meeting as a Guest

Guests may enter the Annual Meeting in “listen-only” mode by entering the Annual Meeting at www.virtualshareholdermeeting.com/ATRA2025 and entering the information requested in the “Guest Login” section. Guests will not have the ability to vote or ask questions during the Annual Meeting.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the phone number posted on the date of the meeting at www.virtualshareholdermeeting.com/ATRA2025 for general technical questions.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On this Record Date, there were 5,961,323 shares of common stock outstanding and entitled to vote. Each outstanding share of common stock shall entitle the holder thereof to one vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record for purposes of the Annual Meeting. As a stockholder of record, you may vote virtually at the Annual Meeting or vote by proxy. Whether or not you plan to attend the virtual Annual Meeting, we urge you to fill out and return a proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct the broker, bank or other nominee holding your account regarding how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting and may vote during the meeting if you log in with the 16-digit control number provided on your proxy materials.

Can I ask questions during the virtual Annual Meeting?

If you are attending the virtual Annual Meeting and logged in as a stockholder, questions can be submitted by accessing the meeting center at www.virtualshareholdermeeting.com/ATRA2025 and entering your 16-digit control number. Instructions on how to participate in the Annual Meeting are available on the meeting website.

What am I voting on?

There are four matters scheduled for a vote:

•
Election of three directors named in this Proxy Statement to hold office until the 2028 Annual Meeting of Stockholders;
•
Advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with SEC rules;
•
Advisory approval of the frequency of advisory votes on the compensation of our named executive officers; and
•
Ratification of selection by the Audit Committee of our Board of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

What if another matter is properly brought before the Annual Meeting?

We currently know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the proxyholders named in the accompanying proxy to vote on those matters in accordance with their best judgment, including any continuation, postponement or adjournment of the Annual Meeting.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may either vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote virtually during the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote during the virtual Annual Meeting even if you have already submitted a proxy.

•
To vote virtually during the Annual Meeting, enter the Annual Meeting using the 16-digit control number. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/ATRA2025.
•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern time on June 9, 2025 to be counted.
•
To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the Company number and control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern time on June 9, 2025 to be counted.
•
To vote by mail using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card before the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should receive a Notice containing voting instructions from that broker, bank or other nominee rather than from Atara. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Follow the instructions from your broker, bank or other nominee included with the proxy materials, or contact your broker, bank or other nominee to request a proxy form. You are also invited to attend the virtual Annual Meeting and may vote during the meeting if you log in with the 16-digit control number provided on your proxy materials.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the Record Date.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or during the virtual Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank, or other nominee how to vote your shares, the question of whether your broker, bank or other nominee will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter under the rules of various securities exchanges. Brokers, banks and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the applicable rules, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if supported by management. Accordingly, your nominee may not vote your shares on Proposals 1, 2 or 3 without your instructions, but may vote your shares on Proposal 4 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the nominees for director; “For” the advisory approval of named executive officer compensation; for the advisory approval of holding future advisory votes to approve our named executive officer compensation every “One Year”; and “For” the ratification of selection by the Audit Committee of our Board of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. If any other matter is properly presented at the Annual Meeting, your proxyholder will vote your shares using their best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other similar organizations for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
you may submit another properly completed proxy card with a later date;
•
you may grant a subsequent proxy by telephone or through the internet;
•
you may send a timely written notice that you are revoking your proxy to our Secretary at 1280 Rancho Conejo Boulevard, Thousand Oaks, California 91320 (such notice will be considered timely if it is received at the indicated address by close of business on the business day immediately preceding the date of the Annual Meeting); or
•
you may attend the Annual Meeting virtually and vote during the Annual Meeting by entering the 16-digit control number that appears on your Notice, proxy card or the instructions that accompanied your proxy materials. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/ATRA2025.

Simply attending the Annual Meeting will not, by itself, revoke your proxy. Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other similar organization as a nominee or agent, you should follow the instructions provided by your broker, bank, or other similar organization.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 30, 2025 to our Secretary at 1280 Rancho Conejo Boulevard, Thousand Oaks, CA 91320, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that if our 2026 Annual Meeting of Stockholders is held before May 11, 2026 or after July 10, 2026, then the deadline is a reasonable amount of time prior to the date we print and mail the Notice for the 2026 Annual Meeting of Stockholders. If you wish to submit a proposal (including a director nomination) that is not to be included in next year’s proxy materials, the proposal must be received by our Secretary not later than the close of business on March 12, 2026 nor earlier than the close of business on February 10, 2026; provided, however, that if our 2026 Annual Meeting of Stockholders is held before May 11, 2026 or after July 10, 2026, then the proposal must be received no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

In order to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2026; provided, however, that if our 2026 Annual Meeting of Stockholders is held before May 11, 2026 or after July 10, 2026, then the notice must be received by the later of 60 days prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of such meeting is made.

What are broker non-votes and what is broker discretionary voting?

If you are a beneficial owner of shares held in a brokerage account and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE rules. The Company believes that Proposal 4 is the only “routine” matter to be presented at the Annual Meeting on which brokers will be permitted to vote shares on your behalf, even without voting instructions. If your broker votes these shares on your behalf, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting.

Other than Proposal 4 the Company believes that all proposals set forth in this Proxy Statement are considered “non-routine” matters and brokers will not be able to vote on behalf of their clients if no voting instructions have been furnished. A “broker non-vote” share will not affect the determination of whether the matter is approved. Please give your broker voting instructions on all proposals to ensure your shares are represented in the vote.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors	Plurality of the votes of shares present in person, present by remote communication, if applicable, or represented by proxy and entitled to vote on the matter	None	None
2	Advisory approval of the compensation of our named executive officers	“For” votes from the holders of a majority of shares present in person, present by remote communication, if applicable, or represented by proxy and entitled to vote on the matter	Against	None
3	Advisory approval of the frequency of future advisory votes on the compensation of our named executive officers	The frequency (one, two, or three years) that receives the votes of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter(1)	Against each of the proposed voting frequencies	None
4	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	“For” votes from the holders of a majority of shares present in person, present by remote communication, if applicable, or represented by proxy and entitled to vote on the matter	Against	Not applicable; brokers have discretion to vote

(1)
In the event that no frequency receives a majority of the votes, we will consider the frequency that receives the most votes cast to be the frequency approved, on an advisory basis, by our stockholders.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person by remote communication or represented by proxy. On the Record Date, there were 5,961,323 shares outstanding and entitled to vote. Thus, the holders of 2,980,662 shares must be present in person by remote communication or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your nominee) or if you vote in person by remote communication at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person by remote communication or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is divided into three classes. Each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has eight members. There are three directors in the class whose term of office expires in 2025. Mr. Fust was previously elected to the Board by our stockholders. Dr. Nguyen and Mr. Ciongoli were appointed by the Board in 2024. Each of the nominees listed below is currently a member of our Board who has been recommended for reelection by the Nominating and Corporate Governance Committee and nominated for reelection by the Board. If elected at the Annual Meeting, each of these nominees would serve until the 2028 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to invite and encourage directors and nominees for director to attend the Annual Meeting. All of our then-serving directors other than Dr. Roncarolo attended our 2024 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person, present by remote communication, if applicable, or represented by proxy and entitled to vote on the election of directors. This means that the three nominees receiving the highest number of affirmative votes, even if less than a majority of the shares outstanding on the Record Date, will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2028 Annual Meeting

AnhCo Nguyen Ph.D., 52, has served as our President and Chief Executive Officer and a member of the Board since September 2024. Dr. Nguyen joined the Company in May 2021 as Senior Vice President, Chief Scientific Officer and assumed the role of Executive Vice President, Chief Scientific and Technical Officer in May 2023. Prior to joining the Company in May 2021, Dr. Nguyen held roles of increasing responsibility in research and development at Fate Therapeutics, Inc., most recently as its Vice President, Research and Development Innovation. Previously, from April 2018 to November 2019, Dr. Nguyen served as Senior Director, Oncology R&D at Pfizer. Dr. Nguyen received his undergraduate degree in biology from Harvard College and a Ph.D. in Immunology from Washington University in St. Louis. He was a Postdoctoral Associate at the Center for Cancer Research at the Massachusetts Institute of Technology. We believe that Dr. Nguyen is qualified to serve on our Board due to his role as our President and Chief Executive Officer, his deep industry knowledge and experience leading research efforts in the field.

Matthew K. Fust, 60, has served as a member of the Board since March 2014. Mr. Fust is a board member and advisor to life sciences companies. Mr. Fust has served on the board of directors of Crinetics Pharmaceuticals, Inc. since February 2018, Ultragenyx Pharmaceutical, Inc. since January 2014, and Neumora Therapeutics, Inc. since December 2020. Mr. Fust formerly served of the board of directors of Sunesis Pharmaceuticals, Inc. from 2005 to 2017, MacroGenics, Inc. from March 2014 until the expiration of his term in May 2020, and Dermira, Inc. from April 2014 through its acquisition by Eli Lilly and Company in February 2020. Mr. Fust was previously Executive Vice President and Chief Financial Officer of Onyx Pharmaceuticals, Inc., a biopharmaceutical company, from January 2009 through its acquisition by Amgen in October 2013. Mr. Fust continued as an employee of Amgen until January 2014. From May 2003 to December 2008, Mr. Fust served as Chief Financial Officer at Jazz Pharmaceuticals, Inc., a specialty pharmaceutical company. From 2002 to 2003, Mr. Fust served as Chief Financial Officer at Perlegen Sciences, a biopharmaceutical company. Previously, he was Senior Vice President and Chief Financial Officer at ALZA Corporation, a pharmaceutical company, where he was an executive from 1996 until 2002. From 1991 until 1996, Mr. Fust was a manager in the healthcare strategy practice at Andersen Consulting. Mr. Fust holds a B.A. from the University of Minnesota and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Fust is qualified to serve on our Board due to his extensive experience as a chief financial officer in the life sciences industry, his leadership and management experience, and his service as a director of other biopharmaceutical companies.

Gregory A. Ciongoli, 49, has served as a member of the Board since September 2024. Mr. Ciongoli was appointed to the Board in connection with the purchase of shares of the Company’s common stock and pre-funded warrants by Adiumentum Capital Management in September 2024. Mr. Ciongoli is the Founder and Managing Partner of Adiumentum Capital Management, a Boston-based investment firm. Prior to Adiumentum, he was a Partner at the Baupost Group from 2007 to 2024, where he worked on a broad range of public and private equity investments. Mr. Ciongoli is Chair of the Advisory Board for the James Madison Program in American Ideals and Institutions at Princeton University, and he is actively involved in a number of local not-for-profit organizations. Mr. Ciongoli graduated from Princeton University with an A.B. and received his M.B.A. from Harvard Business School. We believe that Mr. Ciongoli is qualified to serve on our Board due to his extensive experience in private equity, his leadership and business experience.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2026 Annual Meeting

Pascal Touchon, D.V.M., 62, has served as chair of the Board since September 2024. Dr. Touchon previously served as our President and Chief Executive Officer and a member of the Board from June 2019 to September 2024. Prior to joining the Company, Dr. Touchon has served in roles of increasing responsibility at Novartis Oncology, a business unit of Novartis International AG, a global pharmaceutical company, since August 2015, most recently as Global Head Cell & Gene Therapies Oncology and a member of the Oncology Executive Committee. Previously, Dr. Touchon was Global Head Strategy, Business Development & Licensing, Oncology and a member of the Oncology Executive Committee. Prior to joining Novartis, Dr. Touchon spent nearly 30 years in the pharmaceutical industry in various companies, countries and leadership roles, including with Servier SAS, a privately owned French pharmaceutical company, as Senior Executive Vice President, member of the company Executive Committee and Head of Business Development and Licensing. In addition to our Board, Dr. Touchon serves as a director of Ipsen SA, which he joined in October 2023 and Medincell, which he joined in March 2025. Dr. Touchon also serves as a director of a private biotechnology company and previously served on the boards of several other biotechnology companies. Dr. Touchon holds a Doctorate in Veterinary Medicine from Paul Sabatier University (Toulouse, France), a Diplôme d’Etudes Supérieures Spécialisées (DESS) in Management from Institut d’Administration des Entreprises (Toulouse, France) and an MBA from INSEAD (Fontainebleau, France). We believe that Dr. Touchon is qualified to serve on our Board due to his his extensive experience in the pharmaceuticals industry and his leadership and management experience.

Carol Gallagher, Pharm.D., 60, has served as a member of the Board since January 2013 and as lead independent Director of the Board since December 2023. From October 2014 to December 2023, Dr. Gallagher served as a partner and then venture advisor with New Enterprise Associates, a venture capital firm. Prior to joining New Enterprise Associates, Dr. Gallagher served as a venture partner with Frazier Healthcare, a venture capital firm, from October 2013 to September 2014. Dr. Gallagher served as the President and Chief Executive Officer of Calistoga Pharmaceuticals, a biopharmaceutical company, from 2008 to 2011, when the company was acquired by Gilead. From 2007 to 2008, Dr. Gallagher was the President and Chief Executive Officer of Metastatix, Inc., a biopharmaceutical company. Prior to that time starting in 1989, she served in various roles at pharmaceutical companies Eli Lilly and Company, Amgen, Agouron Pharmaceuticals, Pfizer, Biogen Inc., CancerVax, Inc. and Anadys Pharmaceuticals, Inc. In addition to our Board, Dr. Gallagher serves as a director at PMV Pharmaceuticals, Inc. which she joined in November 2022. She also serves on several private company boards. Dr. Gallagher previously served on the boards of directors at Mirati Therapeutics from June 2023 until January 2024 when the company was acquired, Turning Point Therapeutics, a biotechnology company, from July 2019 until August 2022 when the company was acquired, Frazier Life Sciences Acquisition Corp., a special purpose acquisition company, from November 2020 until November 2022, Certara Inc., a biopharmaceutical tools company, from June 2021 until April 2022, Millendo Therapeutics, Inc., a biotechnology company, from September 2012 until June 2021, Annexon Biosciences, a biopharmaceutical company, from October 2018 until February 2021, and Metacrine, Inc., a biopharmaceutical company, from November 2017 until April 2021. Dr. Gallagher attended Vanderbilt University and holds B.S. and Doctor of Pharmacy degrees from the University of Kentucky. We believe that Dr. Gallagher is qualified to serve on our Board due to her extensive experience in the pharmaceuticals industry, her leadership and management experience, and her service as a director of other biopharmaceutical companies.

Maria Grazia Roncarolo, M.D., 70, has served as a member of the Board since May 2020. Dr. Roncarolo serves as the Professor of Pediatrics and Medicine at Stanford University, and Co-Director of the Stanford Institute for Stem Cell Biology and Regenerative Medicine, positions she has held since June 2014. From 2007 to 2014, Dr. Roncarolo served as Professor of Pediatrics at the School of Medicine and Surgery, San Raffaele Vita-Salute University, in Milan. From 2008 to 2013, Dr. Roncarolo served as the Scientific Director of the San Raffaele Scientific Institute in Milan. From 2000 to 2007, she served as the Director of the San Raffaele Telethon Institute for Gene Therapy in Milan. Prior to joining San Raffaele, she was a scientific staff member of the DNAX Research Institute of Molecular and Cellular Biology. In 2005, Dr. Roncarolo was elected member of the Academia Europea of Sciences. In 2000, she was awarded the honor of Ufficiale dell’Ordine “Al Merito della Repubblica

Italiana” for scientific merits. Leading up to that, Dr. Roncarolo actively collaborated in the development of research programs for industry and biotechnology companies, including service as Co-Chair of the Scientific Advisory Board of GlaxoSmithKline plc for cell and gene therapy from 2016 to 2018, as Consultant for Novartis Pharmaceuticals in the areas of immunology, transplantation and gene transfer from 1997 to 2002, and as a founding member of the scientific advisory board for Kinetix Pharmaceuticals from 1997 to 2000. Dr. Roncarolo has served on the board of directors of Cosmo Pharmaceuticals NV since April 2012. She previously served on the board of directors of Graphite Bio, Inc. from 2019 until April 2021. Dr. Roncarolo holds a medical degree from the University of Torino. We believe that Dr. Roncarolo is qualified to serve on our Board due to her deep industry knowledge and experience leading research efforts in the field.

Directors Continuing in Office Until the 2027 Annual Meeting

William K. Heiden, 65, has served as a member of the Board since November 2015. Mr. Heiden served as the President and Chief Executive Officer, and as a member of the board of directors, of AMAG Pharmaceuticals, Inc. (acquired by Covis Pharma GmbH), a pharmaceutical company, from May 2012 until April 2020. Prior to joining AMAG, Mr. Heiden served as President and Chief Executive Officer of GTC Biotherapeutics, Inc. (now part of LFB, S.A.), a biotherapeutics company, from June 2010 to May 2012. From September 2004 until December 2008, Mr. Heiden served as President and Chief Executive Officer of Elixir Pharmaceuticals, Inc., (“Elixir”) a biopharmaceutical company. Prior to joining Elixir, Mr. Heiden served as President and Chief Operating Officer of Praecis Pharmaceuticals Incorporated (which was acquired by GlaxoSmithKline), from 2002 to 2004. From 1987 to 2002, Mr. Heiden progressed through various positions of increasing responsibility at Schering-Plough Corporation (which was acquired by Merck & Co.), including managing a number of businesses in the United States, Europe and Canada. Mr. Heiden has served on the board of directors of Macrogenics, Inc. since May 2022. Mr. Heiden holds an M.B.A. from Cornell University’s Johnson Graduate School of Management, a M.I.M. degree from the University of Louvain, and a B.A. degree from the University of Florida. We believe that Mr. Heiden is qualified to serve on our Board due to his extensive experience as a pharmaceutical and biotechnology executive.

Ameet Mallik, 52, has served as a member of the Board since August 2021. Mr. Mallik currently serves as President and Chief Executive Officer as well as a member of the board of directors, of ADC Therapeutics since May 2022. Prior to this, Mr. Mallik served as the Chief Executive Officer of Rafael Holdings, Inc. (“Rafael”), a biopharmaceutical company, from May 2021 until March 2022. Prior to joining Rafael, Mr. Mallik served in roles of increasing responsibility at Novartis International AG (“Novartis”), a global pharmaceutical company. From November 2017 to May 2021, Mr. Mallik served as Executive Vice President and Head, U.S. Oncology of Novartis. In this role, Mr. Mallik was responsible for Novartis’s commercial and medical oncology operations in the United States. From November 2015 to November 2017, Mr. Mallik served as Global Head, Marketing, Value and Access, and from April 2014 to November 2015 as Head, Latin America and Canada, both for Novartis Oncology. Mr. Mallik began his career at Novartis as Head of Strategic Planning and held a number of commercial leadership roles at Novartis and Sandoz. At Sandoz, Mr. Mallik was Head of Biopharmaceuticals & Oncology Injectables. Mr. Mallik previously worked as an Associate Principal at McKinsey and Company. Mr. Mallik previously served as a director on the board of Rafael, from June 2021 until May 2022. Mr. Mallik previously served on the Health Section Governing Board of BIO, the world’s largest trade association representing biotechnology companies and institutions. Mr. Mallik holds a B.S. in Chemical Engineering and an M.S. in Biotechnology from Northwestern University and an M.B.A. from The Wharton School at the University of Pennsylvania. We believe that Mr. Mallik is qualified to serve on our Board due to his extensive experience as a pharmaceutical and biotechnology executive, particularly in oncology and with regard to commercial strategy and market access.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Generally, under the listing requirements and rules of The Nasdaq Stock Market (“Nasdaq”), independent directors must comprise a majority of a listed company’s board of directors. The Board has undertaken a review of its composition, the composition of its committees and the independence of each director. The Board has determined that, other than Drs. Touchon and Nguyen, none of our directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is “independent” as that term is defined under the listing requirements and rules of Nasdaq. Accordingly, a majority of the members of the Board is independent, as required under applicable Nasdaq rules. In making this determination, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Dr. Touchon was appointed as chair of the Board in September 2024. Dr. Gallagher, an independent director, served as the chair of the Board until September 2024, and upon the appointment of Dr. Touchon as the chair of the Board, Dr. Gallagher was appointed as lead independent director of the Board. The chair of the Board establishes the agenda for regular Board meetings, and presides over Board meetings. The lead independent Director presides over periodic meetings of the Board’s independent directors, serves as a liaison between our Chief Executive Officer and the independent directors and performs such additional duties as the Board may otherwise determine and delegate. Accordingly, each of the chair of the Board and the lead independent director have substantial ability to shape the work of the Board. We believe that separation of the positions of the chair of the Board and Chief Executive Officer, and the designation of a lead independent director when the chair of the Board is not an independent director reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having a lead independent director creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, we believe having an independent lead director can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee has the responsibility to consider and discuss our major financial and cybersecurity risk exposures, insurance coverage, and the steps management has taken to monitor and control these exposures, including guidelines and policies designed to mitigate risks identified. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also has oversight of the Company’s practices with respect to enterprise risk assessment and risk management, while management is responsible for day-to-day risk management processes. The Human Capital Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the chair of the Board the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of the Board of Directors

The Board met seven times during 2024. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served held during the portion of the last fiscal year for which they were a director or committee member. In addition, in 2024, our non-employee directors met eight times in regularly scheduled executive sessions at which only non-employee directors were present.

Information Regarding Committees of the Board of Directors

The Board has four standing committees: an Audit Committee, a Human Capital Committee, a Nominating and Corporate Governance Committee, and a Research and Development Committee. The following table provides membership and meeting information for each of the Board committees in 2024:

Name	Audit	Human Capital	Nominating and Corporate Governance	Research and Development
AnhCo Nguyen, Ph.D.(1)
Pascal Touchon, D.V.M.(2)				X*
Matthew K. Fust	X*
Carol Gallagher, Pharm.D.(3)	X(4)
William K. Heiden	X	X*
Gregory A. Ciongoli (5)
Maria Grazia Roncarolo, M.D.			X	X
Ameet Mallik		X	X*
Total meetings in 2024	4	5	1	0

* Committee Chair.

(1)
Dr. Nguyen was appointed to the Board in September 2024.
(2)
Dr. Touchon was appointed as chair of the Board in September 2024.
(3)
Dr. Gallagher was appointed as lead Independent Director in September 2024.
(4)
Dr. Gallagher was appointed to the Audit Committee in June 2024.
(5)
Mr. Ciongoli was appointed to the Board in September 2024.

Audit Committee

The Board has determined that each member of the Audit Committee is independent under Nasdaq listing standards and Rule 10A-3(b)(1) promulgated under the Exchange Act. The Board has also determined that Mr. Fust is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the Audit Committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, the Board examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. The primary functions of this committee include, among others:

•
reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;
•
evaluating the performance of our independent registered public accounting firm and deciding whether to retain its services;
•
monitoring the rotation of partners on the engagement team of our independent registered public accounting firm;
•
reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management, including a review of disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and conferring with our independent registered public accounting firm and management regarding the scope, adequacy and effectiveness of internal control over financial reporting;
•
considering and approving or disapproving of related party transactions;
•
reviewing, with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our financial controls;
•
assessing our financial risk assessment and management of those risks;
•
oversight of cyber risk management and the integrity of our information technology systems, processes and data, and our incident response plans and contingency plans;
•
reviewing and assessing our director’s and officer’s indemnification and insurance;
•
preparing the report required by the rules of the SEC to be included in our annual proxy statement or annual report;

•
reviewing our compliance with legal or regulatory requirements;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters; and
•
reviewing and evaluating, at least annually, the performance of the Audit Committee and the adequacy of its charter.

The Audit Committee is briefed regularly on cybersecurity matters, such as our cybersecurity defense measures, current trends and cybersecurity incidents, including our responses to such incidents, if appropriate, and updates to our continuous and comprehensive employee cybersecurity training programs.

The Audit Committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at http://investors.atarabio.com/governance.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Matthew K. Fust

Carol Gallagher

William Heiden

1.
The material in this report is not “soliciting material,” is being furnished and shall not be deemed “filed” with the Commission, and is not to be incorporated by reference in any filing of Atara under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Human Capital Committee

The Board has determined that each member of the Human Capital Committee is independent under Nasdaq listing standards and Rule 10c-1 promulgated under the Exchange Act, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The primary functions of this committee include, among others:

•
determining the compensation and other terms of employment of our Chief Executive Officer and other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;
•
determining the compensation of our non-employee directors;
•
evaluating, adopting and administering our equity incentive plans, compensation plans and similar programs, as well as reviewing the results of any advisory stockholder votes on executive compensation and recommending to the Board the adoption, modification or termination of our plans and programs in light of such votes;
•
establishing policies with respect to equity compensation arrangements;
•
reviewing and assessing the elements of our compensation program as they relate to enterprise risk and the management of any such risks;
•
assessing the independence of each compensation consultant, legal counsel and other advisor to the Human Capital Committee, in accordance with and to the extent required by applicable law and Nasdaq;
•
reviewing with management any required disclosures under the caption “Compensation Discussion and Analysis” and recommending to the Board its inclusion in our periodic reports to be filed with the SEC;

•
develop, implement, and periodically review with management, our Incentive Compensation Recoupment Policy (“Clawback Policy”) and Stock Ownership Guidelines for the Company’s directors and executive officers, and monitor compliance with such guidelines;
•
periodically review with the Chief Executive Officer the plans for succession for the Company’s executive officers;
•
reviewing and designing policies and strategies relating to talent management and development, talent acquisition, culture, and employee engagement;
•
preparing the report on executive compensation to be included in the Company’s annual proxy statement;
•
reviewing and recommending to the Board the annual corporate goals of the Company for approval by the Board and assessing the achievement of the Company’s such corporate goals annually and report to the Board on such assessment, for approval by the Board;
•
reviewing and discussing with management the Company policies and training and developing programs designed to support the long-term goals of the Company, including but not limited to goals relating to employee health, safety and well-being; environmental, social, and governance; and diversity and inclusion; and
•
reviewing and evaluating, at least annually, the performance of the Human Capital Committee and the adequacy of its charter.

The Human Capital Committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has adopted a written Human Capital Committee charter that is available to stockholders on our website at http://investors.atarabio.com/governance.

Human Capital Committee Processes and Procedures

The Human Capital Committee met five times during 2024. The agenda for each meeting is usually developed by our Chief Executive Officer, VP, Chief People Officer, Chief Financial Officer, and Chief Legal Officer in consultation with the Chair of the Human Capital Committee and our outside compensation consultants, if applicable. The Human Capital Committee meets regularly in executive session. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Human Capital Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Human Capital Committee meetings. The Chief Executive Officer does not and will not participate in, or be present during, any deliberations or determinations of the Human Capital Committee regarding their compensation. The charter of the Human Capital Committee grants the Human Capital Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Human Capital Committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Human Capital Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Human Capital Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Human Capital Committee (other than in-house legal counsel and certain other types of advisors), only after assessing their independence in accordance with, and to the extent required by, applicable law and the listing requirements of Nasdaq; however, there is no requirement that any advisor be independent.

During 2024, the Human Capital Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant. After considering all of the factors required by applicable Nasdaq rules, the Human Capital Committee was satisfied with Pearl Meyer’s independence and requested that its independent compensation consultants evaluate and help us refine our employee and non-employee director compensation strategies and practices. As part of its engagement, Pearl Meyer was requested by the Human Capital Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. With respect to the compensation of the Chief Executive Officer, Pearl Meyer developed recommendations that were presented to the Human Capital Committee for its consideration. Following a dialogue with Pearl Meyer, the Human Capital Committee considered the recommendations in addition to corporate performance and approved the recommendations subject to certain modifications deemed appropriate by the Human Capital Committee. With respect to the executive officers, the Chief Executive Officer in consultation with Pearl Meyer developed recommendations that were presented to the Human Capital Committee for its consideration. Following discussion with the Chief Executive Officer and with Pearl Meyer, the Human Capital Committee considered the recommendations in addition to corporate and individual performance and approved the recommendations subject to certain modifications deemed appropriate by the Human Capital Committee.

Historically, the Human Capital Committee has made most of the significant adjustments to annual compensation and determined bonus and equity awards at one or more meetings held during the first quarter of the year. The Human Capital Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy, risks created by that strategy and new trends, retention concerns and plans or approaches to compensation, at various meetings throughout the year. For executives other than the Chief Executive Officer, the Human Capital Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Human Capital Committee with feedback from the Board as well as the executives, which determines any adjustments to Chief Executive Officer’s compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Human Capital Committee may review and consider, as appropriate, materials that it deems relevant. These materials may include financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current compensation levels across our Company and recommendations of the Human Capital Committee’s compensation consultant, including analyses of executive and director compensation paid at the comparative group of companies (with such group of companies developed by Pearl Meyer and agreed upon by the Human Capital Committee).

Human Capital Committee Interlocks and Insider Participation

None of the members of the Human Capital Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Human Capital Committee.

Nominating and Corporate Governance Committee

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq listing standards. The primary functions of this committee include:

•
periodically reviewing and evaluating director performance on the Board and its committees, and recommending to the Board and management areas for improvement;
•
interviewing, evaluating, nominating and recommending individuals for membership on the Board and its committees;
•
develop and recommend to the Board an orientation program and continuing education for all directors, as appropriate;
•
reviewing periodically with the Company’s Chief Legal Officer, or appropriate delegates, the Company’s compliance with legal and regulatory requirements;
•
reviewing and assessing the Company’s practices with respect to enterprise risk assessment and enterprise risk management;
•
reviewing and recommending to the Board any amendments to our corporate governance policies; and
•
reviewing and assessing, at least annually, the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter.

The Nominating and Corporate Governance Committee has authority to engage advisors or consultants (including legal counsel and search firms), as it deems appropriate to carry out its responsibilities. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at http://investors.atarabio.com/governance.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. In evaluating director nominee candidates, the Nominating and Corporate Governance Committee typically also considers factors such as: possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in their field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders and other factors deemed appropriate given then-current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. However, the Nominating and Corporate Governance Committee retains the right to modify the above qualifications from time to time.

The Board believes that diversity of viewpoints, background, experience, and other characteristics, such as race, gender, ethnicity, sexual orientation, culture and nationality, are an important part of its makeup, and the Nominating and Corporate Governance Committee and the Board actively seek these characteristics in identifying director candidates.

Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements, Nasdaq listing standards, applicable law and regulations and the long-term interests of stockholders. The Nominating and Corporate Governance Committee also determines whether a nominee is independent for Nasdaq purposes based upon Nasdaq listing standards, SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of potential director candidates. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and ultimately recommend director nominees to the Board.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Atara during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 1280 Rancho Conejo Spectrum Boulevard, Thousand Oaks, CA 91320 not less than six months prior to any meeting at which directors are to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Research and Development Committee

The Research and Development Committee provides advice and support to the Company in relation to the Company’s research and development activities and strategy. The primary function of this committee is to confer with the Chief Executive Officer and the Company’s research and development leadership team regarding:

•
the Company’s research and development activities and strategy;
•
significant emerging regulatory, research, scientific, and medical trends and developments relevant to the Company’s research and development activities and strategy, including their potential impact on the Company’s programs or plans;
•
infrastructure and resources made available by the Company for its research and development activities and clinical trial programs; and
•
research and development, scientific, medical and intellectual property aspects of any proposed material transactions such as significant investments, acquisitions and licenses.

The Board has adopted a written Research and Development Committee charter that is available to stockholders on our website at http://investors.atarabio.com/governance.

Ad Hoc Transactions Committee

The ad hoc Transactions Committee meets as needed to review and advise the Company in relation to key corporate transactions, including potential collaborations and licensing arrangements. The primary function of this ad hoc committee is to confer on such matters with the Chief Executive Officer and the Company’s corporate development, finance and legal leadership teams. The members of the ad hoc Transactions Committee are Dr. Gallagher, and Messrs. Heiden and Mallik, each of whom have significant expertise in structuring, evaluating and advising on biotechnology collaboration and licensing transactions.

Summary of Current Director Core Experiences, Skills and Board Tenure

Our Board members are a diverse group of highly qualified leaders in their respective fields. Most of our directors have senior leadership experience at large public and private companies and have significant and diverse management experience (including strategic, planning, financial reporting, compliance, risk management, leadership development, scientific and healthcare industry expertise). The Board believes the skills, qualities, attributes, experience and diversity of our directors provide us with a range of perspectives to effectively represent the best interests of our stockholders. The chart below summarizes our directors’ strengths.

Experience / Skills*	Nguyen	Touchon	Ciongoli	Fust	Gallagher	Heiden	Mallik	Roncarolo
Healthcare Industry, Providers and Payers		✓		✓	✓	✓	✓
Research and Development	✓	✓			✓			✓
Regulatory / Compliance	✓	✓		✓	✓		✓	✓
Public Company Governance		✓	✓	✓	✓	✓	✓	✓
Financial / Accounting		✓	✓	✓	✓	✓	✓
Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓
M&A / Transactions	✓	✓	✓	✓	✓	✓	✓
Board Tenure (Year Joined)	2024	2019	2024	2014	2013	2015	2021	2020

*The lack of a mark for a particular item does not mean the director does not possess the specific qualification, characteristic, skill or experience. Each of our directors has experience and/or skills in the enumerated areas, the mark is intended to indicate the director has a particular strength in such area.

Board Diversity

Our Board is comprised of several individuals who self-identify as women or are from underrepresented communities. Our Board is committed to continuously align the composition of the Board and its leadership structure with our long-term strategic needs. The Nominating and Corporate Governance Committee identifies, evaluates, and makes recommendations to the Board. The Nominating and Corporate Governance Committee considers current Board skills, background, diversity, independence, experience, tenure, and anticipated retirements to identify gaps that may need to be filled on the Board. We recognize there is always more that can be done to promote diversity and inclusion and we actively seek ways to embrace diversity, inclusion, and equitable representation at all levels of our organization.

Board Diversity Matrix

Total Number of Directors	8
Part I: Gender Identity	Female	Male
Directors*	2	5
Part II: Demographic Background
Asian	0	2
White	2	4

LGBTQ+	0	1

* One director declined to respond

Stockholder Communications with the Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on our website at http://investors.atarabio.com/governance. Any interested person may also communicate directly with the chair of the Board or the independent or non-employee directors. Persons interested in communicating directly with the independent or non-employee directors regarding their concerns or issues are referred to the procedures for such communications on our website at http://investors.atarabio.com/governance/contact-board.

Code of Conduct

The Board has adopted a code of conduct that applies to all of our corporate employees, officers and directors, including those officers and employees responsible for financial reporting. Our code of conduct is available on our website at https://investors.atarabio.com/governance/governance-documents. We intend to disclose any amendments to this policy, or any waivers of its requirements, on our website or in public filings to the extent required by applicable SEC rules or exchange requirements.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, conflicts of interest, and board committees and compensation. The Corporate Governance Guidelines also formalize the Board’s belief that a diversity of viewpoints, background, experience and other characteristics, such as race, gender, ethnicity, sexual orientation, culture and nationality, are an important part of its makeup, and that it actively seeks these characteristics in identifying director candidates.

Our Corporate Governance Guidelines are available on our website at https://investors.atarabio.com/governance/governance-documents.

Compliance Program

Our Compliance Program is designed to promote ethical business conduct and compliance with applicable laws and regulations. Key components of our compliance program include policies and procedures, compliance training and educational opportunities, maintaining avenues for staff to raise concerns without fear of retaliation, including anonymously through a business conduct hotline, and responding appropriately to compliance-related events.

Stock Ownership Guidelines

Our Stock Ownership Guidelines for our directors and named executive officers further align their financial interests with those of our stockholders, as well as promote sound corporate governance. For a detailed description of our Stock Ownership Guidelines see “Other Compensation Policies and Guidelines – Stock Ownership Guidelines” below.

Insider Trading Policy (including Anti-Hedging and Anti-Pledging)

Our Insider Trading Policy prohibits all employees (including executive officers) and directors from engaging in short sales, transactions in put or call options, hedging transactions or similar inherently speculative transactions with respect to our stock at any time. For a detailed description of our Insider Trading Policy see “Other Compensation Policies and Guidelines – Insider Trading Policy (including Anti-Hedging and Anti-Pledging)” below.

Clawback Policy

For a detailed description of our Clawback Policy see “Other Compensation Policies and Guidelines – Clawback Policy” below.

Environmental, Social, and Governance

Our mission is to transform the lives of patients with serious diseases through pioneering science, teamwork and a commitment to excellence.

We are committed to building a safe, environmentally sustainable and ethical business that provides long-term value for all Atara stakeholders.

As part of this commitment, we support Environmental, Social and Governance (“ESG”) initiatives aligned to our mission, culture and core values. These values provide the foundation for us to demonstrate our dedication to patients, staff, our environment and local communities. Our Board oversees the ESG initiatives and associated risks relevant to the Company.

Governance

We are committed to good corporate governance and conducting our business in an ethical manner. We have adopted numerous policies and guidelines to facilitate legal and ethical conduct and to further align the interests of our employees and directors with our stockholders and other key stakeholders, including the patients we serve. For a detailed description of several of these policies and guidelines, see “Information Regarding the Board of Directors and Corporate Governance” above.

Transparency, Respect, Accountability, Integrity, and Trust (“TRAIT”) Values

We have formalized a set of company values to guide us in how we conduct our business, interact with colleagues and execute our corporate strategy.

Environmental Sustainability

We are committed to operating our facilities in an environmentally responsible way to reduce environmental impacts and protect our people, our business, the environment and the communities where we operate. In light of the potential impact our business may have on the environment, we have set goals and adopted a number of internal policies and management systems designed to eliminate, reduce, or substitute hazardous materials and waste and reduce water and energy consumption. For example, we constructed our Atara Research Center in Thousand Oaks, California with provisions made to comply with Title 24 requirements, including exterior wall insulation, LED lighting with energy reducing controls system, low flow restroom fixtures, drought tolerant landscaping design, waste stream segregation for landfill and recyclables, and elimination of chlorofluorocarbons and other harmful chemicals during construction.

Community

We are committed to fostering the growth of the next generation of leaders through our involvement in our communities. Through active engagement with local schools, we discuss careers in Science, Technology, Engineering, & Mathematics.

In addition, we have worked with local universities to provide summer internship opportunities at both the graduate and undergraduate levels. Additionally, for the National Day of Giving we partnered with James Storehouse, a local non-profit focused on serving kids in foster care to provide housing starter kits for youth aging out of the foster care system and setting up their first home.

We also collaborate with other biotech companies and our local community through Biocom California, the Healthcare Businesswoman’s Association, and the Conejo Valley Chamber of Commerce, amongst others. We look forward to continuing our community involvement to advance innovation and diversity in our industry.

Patients

We are committed to the highest standards of product quality and patient safety. Through the training of full-time staff, contract workers and vendors on our policies, standard operating procedures, work instructions and guidelines, we strive to carry out all activities to the standards and expectations for compliance and quality performance. Close oversight of the operations of our contracted manufacturing service providers makes certain their activities also adhere to our standards. Information on our current clinical studies can be found on our website at www.atarabio.com.

As the most advanced allogeneic T-cell immunotherapy company with the first ever regulatory approval in the world for an allogeneic T-cell immunotherapy, we intend to rapidly deliver off-the-shelf treatments to patients with high unmet medical need and continue to develop novel investigational treatments for patients with cancer and autoimmune diseases. We strive to make every effort to support patients in need of treatment options. We will consider providing an individual patient with access to investigational product candidates through our Expanded Access Policy. More information on our Expanded Access Policy can be found on our website at https://www.atarabio.com/expanded-access-patients/.

Staff Engagement

We are dedicated to providing an inclusive, safe, and collaborative environment for all staff. Staff engagement and feedback is an integral part of helping us create and maintain an inclusive, safe and collaborative environment for our staff. We gather feedback periodically through multi-channel opportunities, such as climate surveys, company-wide surveys, culture champion forums, functional department meetings, team meetings, individual meetings, social functions and more. We conduct feedback surveys that are designed to help us measure overall staff engagement. These surveys help us assess our culture and obtain feedback on a range of topics that help us build a stronger workplace environment by providing important insight into the areas we may need to focus on. The feedback we obtain through these channels is used to support and measure our progress on key corporate initiatives and adherence to our TRAIT values.

Total Rewards Program

We offer a comprehensive total rewards package that includes competitive pay, health, retirement, time-off and company-ownership opportunities through equity-based incentive programs. Additionally, all our staff members are offered access to well-being services such as financial, legal and estate planning. We recently enhanced our mental health solutions to provide all staff members and their families access to mental wellness tools for meditation, sleep, coaching and personalized therapy sessions. We also offer all staff members a yearly wellness stipend to support their choice of wellness activities. Finally, we have enhanced our family care solutions to provide options for backup child and elder care resources, pet care, tutoring and college coaching. Our rewards make up a comprehensive package that helps our staff members live balanced lives, where they can grow personally and professionally.

Cybersecurity and Data Security

We have established policies and processes designed to assess, identify, and manage material risk from cybersecurity threats, and have integrated these processes into our overall risk management systems and processes. We routinely assess material risks from cybersecurity threats, including any potential unauthorized occurrence on or conducted through our information systems that may result in adverse effects on the confidentiality, integrity, or availability of our information systems or any information residing therein. We monitor our environments to identify cybersecurity threats, as well as assess our environments in the event of a material change in our business practices that may affect information systems that are vulnerable to such cybersecurity threats. These risk assessments include identification of reasonably foreseeable internal and external risks, the likelihood and potential damage that could result from such risks, and the sufficiency of existing policies, procedures, systems, and safeguards in place to manage such risks.

Following our monitoring, we adjust, implement and maintain reasonable safeguards to minimize identified risks; reasonably address any identified gaps in existing safeguards; and regularly monitor the effectiveness of our safeguards. Primary responsibility for assessing, monitoring and managing our cybersecurity risks rests with our Chief Information Officer, who reports to our Chief Financial Officer, to manage any identified risks and mitigation process. As part of our overall cyber security framework, we monitor and test our safeguards and train our employees on these safeguards, in collaboration with our information technology department and management. Personnel at all levels and departments are made aware of our cybersecurity policies through ongoing training.

We engage third-party vendors in connection with our cybersecurity risk monitoring and processes. These service providers assist in our design and implementation of our cybersecurity policies and procedures, as well as to monitor and test our safeguards. We require each third-party service provider to certify that it has the ability to implement and maintain appropriate security measures, consistent with all applicable laws, to implement and maintain reasonable security measures in connection with their work with us, and to promptly report any suspected breach of its security measures that may affect our company.

We also maintain insurance coverage that is intended to address certain aspects of cybersecurity risks.

Notwithstanding any of these measures, our systems and networks remain potentially vulnerable to known or unknown cybersecurity attacks and other threats, any of which could have a material adverse effect on our consolidated results of operations, financial condition and cash flows. We have experienced, and will continue to experience, cyber incidents in the normal course of our business. As of the date of this report, we have not identified any risks from cybersecurity threats, including those from any previous cybersecurity incidents, that have materially affected us, our business strategy, results of operation or financial condition. However, there can be no assurances that a cybersecurity threat or incident that could have a material impact on us will not occur in the future.

The Audit Committee of the Board of Directors is responsible for the primary oversight of our information security programs, including relating to cybersecurity. The Audit Committee receives status updates on at least a semi-annual basis from our Chief Information Officer on, among other things, our cyber risks and threats, the status of projects to strengthen our information security systems, assessments of our security program, and our views of the emerging threat landscape. The Chair of the Audit Committee regularly reports to the Board on cybersecurity risks and other matters reviewed by the Audit Committee. In addition, all Board members have access to the materials for each Audit Committee meeting.

Our Chief Information Officer is responsible for the oversight of our cybersecurity risks. We have implemented a security incident response plan and use this incident response framework as part of the process we employ to keep the Audit Committee and our executive management informed about cybersecurity risks and to monitor the prevention, detection, mitigation and remediation of cybersecurity incidents. The plan is a set of procedures and tasks that our incident response team, under the direction of the Chief Information Officer, executes with the goal of ensuring timely identification and appropriate resolution of cybersecurity incidents. In addition, we validate compliance with our internal data security controls through the use of security monitoring tools.

Our Chief Information Officer has over 25 years of information technology experience and has a thorough understanding of enterprise level cyber security framework. Our Chief Information Officer has also participated in cybersecurity reviews and implementations including various tools and platforms for over 10 years and drives strategic cyber security implementations based on industry best practices that helps us strengthen our security posture on a continuous basis.

Supplier Code of Conduct

We are committed to maintaining the highest standards of legal and ethical conduct and to reflect our TRAIT values. We expect our suppliers to demonstrate a similar commitment to legal and ethical business practices. Our Supplier Code of Conduct conveys our minimum expectations for our suppliers, and their respective subcontracts and suppliers, to: (i) operate in full compliance with all laws, rules, and regulations; (ii) conduct business ethically and act with integrity; (iii) uphold the human rights of workers and to treat workers with dignity and respect; (iv) provide a safe and healthy working environment; and (v) operate in an environmentally responsible and efficient manner. Our Supplier Code of Conduct can be found on our website at https://www.atarabio.com/suppliers.

PROPOSAL 2

Advisory Vote on Executive Compensation

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are designed to meet two objectives: (i) to attract and retain talented and skilled executives by paying for performance; and (ii) to align compensation of our executives with our stockholders through an appropriate mix of short-term and long-term compensation. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion that accompanies the compensation tables, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board, the Human Capital Committee or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to the Board and the Human Capital Committee, and, accordingly, the Board and the Human Capital Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person, present by remote communication, if applicable, or represented by proxy and entitled to vote on the matter at the annual meeting. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executives, the next scheduled say-on-pay vote will be at the 2026 Annual Meeting of Stockholders.

The Board Of Directors Recommends

A Vote In Favor Of Proposal 2

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF

STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires that we hold an advisory vote at least once every six calendar years on the frequency of future advisory votes regarding the compensation of our named executive officers. Accordingly, stockholders are asked to vote, on an advisory basis, whether the frequency of future advisory votes on the compensation of the Company’s named executive officers should be held every year, every other year, or every three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, the Board recommends that the stockholders vote for a frequency of every year.

When we conducted our last vote at our 2019 Annual Meeting of Stockholders, our stockholders expressed a strong preference to conduct advisory votes on an annual basis. Consistent with that preference, since that time, we have continued to hold annual advisory votes on the compensation of our named executive officers. Over the past six years, the Board has not found any basis to believe that the previously-expressed stockholder preference should not continue to govern and notes that annual advisory votes continue as the most prevalent market practice and are consistent with most institutional investor policies. While our executive compensation programs are designed to promote the creation of stockholder value over the long term, the Board believes that an annual advisory vote on executive compensation provides us with more direct and immediate feedback on our compensation disclosures and investor views about our executive compensation philosophy, policies, and practices. We also believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging with our stockholders to further understand their perspectives.

While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to vote, on an advisory basis, on whether the advisory vote on the approval of the Company’s executive officer compensation practices should be held every year, every other year, or every three years. The option among those choices that receives the votes of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency approved, on an advisory basis, by the stockholders. In the event that no option receives a majority of the votes, the Company will consider the option that receives the most votes cast to be the frequency by our stockholders.

The Board and the Human Capital Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, not binding on the Board or the Company, the Board may decide that it is in the best interests of the stockholders that the Company hold an advisory vote on executive compensation more or less frequently than the option by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF ONE YEAR ON PROPOSAL 3

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche has audited our financial statements since our inception in 2012. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Atara and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person, present by remote communication, if applicable, or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for each period presented by Deloitte & Touche.

	Fiscal Year Ended December 31,
	2024	2023
	(in thousands)
Audit fees(1)	$1,265	$1,463
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$1,265	$1,463

(1)
Audit fees. Audit fees consist of fees for services rendered in connection with the audits of our annual financial statements and reviews of our interim financial statements, services rendered in connection with the filing of our registration statements, and the issuance of comfort letters and consents.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by Deloitte & Touche. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND

A VOTE IN FAVOR OF PROPOSAL 4

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 14, 2025, information regarding beneficial ownership of our common stock by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•
each of our named executive officers;
•
each of our directors and nominees for director, if any; and
•
all of our current executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Atara Biotherapeutics, Inc., 1280 Rancho Conejo Boulevard, Thousand Oaks, CA 91320.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
10% Holders:
Adiumentum Capital Fund I LP(2)	1,134,322	19.9%
5% Holders:
Entities affiliated with Panacea Venture(3)	550,000	9.1%
Redmile Group(4)	591,853	9.9%
Entities affiliated with EcoR1 Capital, LLC(5)	591,853	9.9%
Directors and Named Executive Officers:
Pascal Touchon, D.V.M.(6)	70,245	1.2%
Matthew K. Fust(7)	11,200	*
Carol Gallagher(8)	26,024	*
William Heiden(9)	15,200	*
Jill Henrich(10)	17,026	*
Eric Hyllengren(11)	23,639	*
Ameet Mallik(12)	9,740	*
AnhCo Nguyen, Ph.D.(13)	36,972	*
Amar Murugan(14)	14,738	*
Maria Grazia Roncarolo, M.D.(15)	11,060	*
All Executive Officers and Directors as a Group (10 persons) (16)	235,844	4.0%

* Represents beneficial ownership of less than 1% of the outstanding common stock.

(1)
This table is based upon information supplied by officers, directors and certain principal stockholders, as well as Forms 4 and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 5,924,457 shares outstanding on March 14, 2025, adjusted as required by rules promulgated by the SEC. Common stock subject to stock options currently exercisable or exercisable within 60 days of March 14, 2025, or issuable upon settlement of restricted stock units (“RSUs”) within 60 days of March 14, 2025, is deemed to be outstanding for computing the percentage ownership of the person holding these options or restricted stock units and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person.
(2)
The indicated ownership is based solely on a Schedule 13D/A filed with the SEC by the reporting person on September 5, 2024. The Schedule 13D/A provides information as of September 3, 2024 and, consequently, the beneficial ownership of the reporting person may have changed between September 3, 2024 and March 14, 2025. As of September 3, 2024, Adiumentum Capital Fund I GP LLC and Gregory A. Ciongoli held shared voting power and shared dispositive power over 1,133,823 shares and 499 Pre-Funded Warrants (as defined below) which may be exercised subject to the Adiumentum Beneficial Ownership Blocker (as defined below). The reported securities may also be deemed beneficially owned by Adiumentum Capital Fund I GP LLC and Gregory A. Ciongoli, each of which or whom disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. Subject to the Adiumentum Beneficial Ownership Blocker (as defined below), Adiumentum Capital Fund I LP may also be deemed to beneficially own 150,193 shares upon exercise of certain Pre-Funded Warrants. Pursuant to the terms of the Pre-Funded Warrants, the Company may not effect any exercise of any Pre-Funded Warrant, and a holder of a Pre-Funded Warrant does not have the right to exercise any portion of the Pre-Funded Warrant held by such holder, to the extent that, after giving effect to the attempted exercise set forth in a notice of exercise, such holder, together with such holder’s affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with such holder’s for the purposes of Section 13(d) of the Exchange Act, and the applicable regulations of the SEC, including any “group” of which such holder is a member, would beneficially own a number of shares of Common Stock in excess of 19.99% of the shares of Common Stock then issued and outstanding (the “Adiumentum Beneficial Ownership Blocker”), which percentage may be changed at a holder’s election upon 61 days’ notice to the Company.
(3)
The indicated ownership is based solely on a Schedule 13G filed with the SEC by the reporting person on February 6, 2025. The Schedule 13G provides information as of January 30, 2025 and, consequently, the beneficial ownership of the reporting person may have changed between January 30, 2025 and March 14, 2025. As of January 30, 2025, Panacea Venture Healthcare Fund II, L.P (“Panacea”) and James Huang (“Huang”) held shared voting power and shared dispositive power over 550,000 of such shares. The address of each of the foregoing entities is Maples Corporate Services Limited, Ugland House, Grand Cayman KY1-1104, Cayman Islands.
(4)
The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on September 13, 2024. The Schedule 13G/A provides information as of September 3, 2024 and, consequently, the beneficial ownership of the reporting person may have changed between September 3, 2024 and March 14, 2025. As reported on such Schedule 13G/A, as of September 3, 2024, Redmile Group, LLC’s (“Redmile”) beneficial ownership comprised of 579,541 shares owned by certain private investment vehicles and/or separately managed accounts managed by Redmile, which shares may be deemed beneficially owned by Redmile as investment manager of such private investment vehicles and/or separately managed accounts. The shares may also be deemed beneficially owned by Jeremy C. Green as the principal of Redmile. Redmile and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. Redmile may also be deemed to beneficially own 2,740,681 shares of common stock issuable upon exercise of certain pre-funded warrants to purchase shares of common stock (the “Warrants”). Pursuant to the terms of the Warrants, the Company may not effect any exercise of any Warrant, and a holder of a Warrant does not have the right to exercise any portion of the Warrant held by such holder, to the extent that, after giving effect to the attempted exercise set forth in a notice of exercise, such holder, together with such holder’s affiliates and any other person whose beneficial ownership of the Common Stock would be aggregated with such holder’s for the purposes of Section 13(d) of the Exchange Act, and the applicable regulations of the SEC, including any “group” of which such holder is a member, would beneficially own a number of shares of the Common Stock in excess of 9.99% of the shares of the Company’s common stock then issued and outstanding, which percentage may be changed at a holder’s election upon 61 days’ notice to the Company.
(5)
The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on November 14, 2024. The Schedule 13G provides information as of September 30, 2024 and, consequently, the beneficial ownership of the reporting person may have changed between September 30, 2024 and March 14, 2025. As of September 30, 2024, EcoR1 Capital, LLC (“EcoR1 Capital”) and Oleg Nodelman (“Nodelman”) held shared voting power and shared dispositive power over 493,463 of such shares and EcoR1 Capital Fund Qualified, L.P. held shared voting power and shared dispositive power over 465,559 of such shares. The address of each of the foregoing entities is 357 Tehama Street #3, San Francisco, CA 94103.
(6)
Consists of 38,392 shares held directly by Dr. Touchon and 31,853 shares pursuant to options exercisable within 60 days of March 14, 2025.
(7)
Consists of 4,360 shares held directly by Mr. Fust and 6,840 shares pursuant to options exercisable within 60 days of March 14, 2025.
(8)
Consists of 19,184 shares held directly by Dr. Gallagher and 6,840 shares pursuant to options exercisable within 60 days of March 14, 2025.
(9)
Consists of 8,360 shares held directly by Mr. Heiden and 6,840 shares pursuant to options exercisable within 60 days of March 14, 2025.
(10)
Consists of 8,837 shares held directly by Ms. Henrich and 8,189 shares pursuant to options exercisable within 60 days of March 14, 2025.
(11)
Consists of 10,505 shares held directly by Mr. Hyllengren and 13,134 shares pursuant to options exercisable within 60 days of March 14, 2025. In connection with Mr. Hyllengren's departure from the Company, he relinquished all of his vested and unvested stock options.
(12)
Consists of 3,100 shares held directly by Mr. Mallik and 6,640 shares pursuant to options exercisable within 60 days of March 14, 2025.
(13)
Consists of 16,432 shares held directly by Dr. Nguyen and 20,540 shares pursuant to options exercisable within 60 days of March 14, 2025.
(14)
Consists of 14,738 shares held directly by Mr. Murugan.

(15)
Consists of 3,540 shares held directly by Dr. Roncarolo and 7,520 shares pursuant to options exercisable within 60 days of March 14, 2025.
(16)
Includes 108,396 shares issuable pursuant to options exercisable and RSUs expected to vest within 60 days of March 14, 2025. In connection with Mr. Hyllengren's departure from the Company, he relinquished all of his vested and unvested stock options.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of April 28, 2025. Biographical information with regard to Dr. Nguyen is presented under “Proposal No. 1—Election of Directors” in this Proxy Statement.

Name	Age	Position(s)
AnhCo Nguyen, Ph.D.	52	President, Chief Executive Officer and Director

EXECUTIVE COMPENSATION

As the Company qualifies as a “smaller reporting company” in accordance with Rule 12b‑2 of the Exchange Act, the Company is permitted to comply with scaled-down executive compensation disclosure requirements, including not providing a Compensation Discussion and Analysis (“CD&A”) section in this proxy statement. In order to provide fulsome disclosure to its stockholders and in line with best practices, the Company has elected to include a CD&A but has relied on certain other disclosure relief applicable to smaller reporting companies, such as limiting the number of named executive officers subject to the disclosure and certain of the executive compensation tabular disclosure.

Compensation Discussion and Analysis

This CD&A explains the strategy, design, and decision-making related to our compensation programs and practices for our principal executive officer, our two other most highly compensated executive officers serving as executive officers as of December 31, 2024, and one former executive officer, referred to collectively as our named executive officers. This CD&A is intended to provide perspective on the information contained in the tables that follow this discussion. For fiscal year 2024, our named executive officers were:

Name	Position
AnhCo Nguyen, Ph.D.(1)	President and Chief Executive Officer
Eric Hyllengren(2)	Former Executive Vice President, Chief Financial Officer and Chief Operating Officer
Jill Henrich(3)	Former Executive Vice President, Chief Regulatory Officer
Pascal Touchon, D.V.M.(4)	Former President and Chief Executive Officer
Amar Murugan(5)	Former Executive Vice President, Chief Legal Officer
(1)
Dr. Nguyen was promoted to President and Chief Executive Officer in September 2024.
(2)
Mr. Hyllengren was promoted to Executive Vice President, Chief Financial Officer and Chief Operating Officer in October 2024. Mr. Hyllengren’s employment with the Company ended in March 2025.
(3)
Ms. Henrich resigned as the Company’s Executive Vice President, Chief Regulatory Officer in March 2025.
(4)
Dr. Touchon resigned as the Company’s President and Chief Executive Officer in September 2024.
(5)
Mr. Murugan’s employment with the Company ended in November 2024.

While the principal purpose of this CD&A is to discuss the compensation of our named executive officers, many of the programs discussed apply to other members of senior management who, together with the named executive officers, are collectively referred to as our executive officers.

Compensation Practices and Governance Highlights

The Human Capital Committee recognizes that we operate in the highly competitive and dynamic biotechnology industry, and in particular, within the cell and gene therapy area. Therefore, in order to provide overall compensation packages to our executive officers that are competitive with the packages offered by companies with which we compete for executive talent, our Human Capital Committee reviews market best practices in executive compensation to continually refine our programs. In addition, our Human Capital Committee reviews our executive compensation program to evaluate whether our practices align the interests of our directors and executive officers with our stockholders. Below are features of our compensation program which the Human Capital Committee believes demonstrate our commitment to link executive compensation to performance and to incentivize the creation of stockholder value.

Pay-for-Performance Philosophy	❖ We link a significant proportion of the compensation of our named executive officers to the achievement of pre-established corporate goals and stock price appreciation (through use of equity grants)
Stockholder Alignment	❖ Our emphasis on long-term equity awards aligns the interests of executives and stockholders
Corporate Strategy Alignment	❖ Our Human Capital Committee establishes incentive compensation programs based on metrics that are designed to be aligned with our corporate strategy and designed to grow stockholder value
Clawback Policy
❖
Subject to limited exceptions, we are required to recoup variable compensation from current and former Section 16 officers, including our named executive officers, in the event of a material accounting restatement

Change in Control Provisions
❖
Does not include excessive change in control or severance payments
❖
Provides “double-trigger” change in control benefits
❖
Does not include excise tax gross-ups for severance or change in control benefits

Stock Ownership Guidelines	❖ Our stock ownership guidelines for our executive officers and directors further align their interests with those of our stockholders
Anti-Hedging and Pledging Provision	❖ Our Insider Trading Policy strictly prohibits hedging and pledging activities by executive officers and directors
Repricing Prohibited	❖ Under our 2024 Plan, repricing of underwater stock options without prior stockholder approval is prohibited
Stockholder Feedback	❖ We value the feedback of our stockholders and solicit it regularly throughout the year, including through an annual say-on-pay proposal
No Guaranteed Annual Bonus or Salary Increase	❖ We do not guarantee executive officers annual salary increases or bonuses
Avoid Excessive Perquisites	❖ Consistent with our pay-for-performance philosophy, we provide very limited perquisites to our executive officers and do not provide personal perquisites such as automobile leases
Good Standing Requirement	❖ We require executive officers and all other employees to be in good standing to be eligible for awards under our short-term cash incentive program

Consideration of 2024 Say-on-Pay Vote

At our 2024 Annual Meeting of Stockholders and, on average, over the prior three years, our Say-on-Pay proposal received the support of approximately 90% of the shares cast, which we believe indicates strong and sustained support for our compensation program and practices. Our Human Capital Committee believes the support for our ongoing efforts to improve and refine our compensation program and further align management and stockholder interests was reflected in this strong support. Based on the level of support for our Say-on-Pay proposal, the Human Capital Committee did not make any changes to our executive compensation program in response to the 2024 Say-on-Pay vote.

Compensation Philosophy and Objectives

Our philosophy in setting compensation policies for executive officers has two primary objectives: (i) to attract and retain talented and skilled executives by paying for performance; and (ii) to align compensation of our executives with the interests of our stockholders through an appropriate mix of short-term and long-term compensation. Our Human Capital Committee believes that executive compensation should be directly linked to corporate performance and longer-term stockholder value and our executive compensation program is designed to appropriately balance and link executive compensation to both continuous and longer-term improvement in corporate performance.

Our compensation program is designed to be consistently and meaningfully focused on pay-for-performance principles, and historically payouts under our annual incentive plans have been both above and below target to reflect Company performance in that year. In determining compensation for executive officers, the Human Capital Committee considers multiple factors, including peer group survey data, tenure, role, responsibilities, performance and local competitive market practices and trends. Our Human Capital Committee focuses on the following principles to guide decisions regarding executive compensation:

•
Competitive Total Compensation Package. We strive to offer a market-competitive compensation package that enables us to attract and retain highly qualified and high-performing executives. To provide competitive total compensation levels, our Human Capital Committee, in consultation with independent advisors and senior management, reviews the compensation policies and practices of our peer companies. The Human Capital Committee, with the assistance of an independent compensation consultant, also reviews the composition of the peer group to evaluate whether the peer group continues to reflect comparable companies as our Company grows and evolves over time.
•
Pay-for-Performance. We structure our executive compensation program to reflect individual performance as well as achievement of our annual corporate goals and longer-term business strategies and objectives. We strive to achieve this balance by linking short-term and long-term cash and equity incentives to the achievement of corporate and individual performance goals and objectives.
•
Alignment with Stockholders. We use equity-based awards to align executive incentives with the creation of stockholder value.
•
Internal Parity, Flexibility and Simplicity. To the extent practicable, we design our compensation program to achieve the following: (i) internal parity for similarly situated executives within the Company; (ii) flexibility that allows us to adapt to rapid changes in the competitive environment for executives in the biotechnology industry; and (iii) simplicity in design that allows for clear and easy to understand communication to our employees, as well as ease of administration.
•
Avoidance of Excessive Perquisites. We generally intend to avoid the payment of excessive, unusual or unnecessary perquisites to executives, although from time to time we may offer certain perquisites that are common and deemed appropriate for similarly situated executives of peer companies. In addition, we do not offer our executive team any substantially enhanced benefits or perquisites when compared with our overall employee population.

How We Determine Executive Compensation

Role of the Human Capital Committee and Executive Officers

The Human Capital Committee oversees and approves all compensation arrangements for our executive officers, including our named executive officers. While the Human Capital Committee has numerous resources available to it, including input from our Board, Chief Executive Officer, outside legal counsel and independent consultants, ultimate decision-making authority rests with the Human Capital Committee. The Human Capital Committee retains discretion over base salaries, annual bonuses and equity compensation for executive officers and bases its decision on a careful review of performance as well as the competitive market environment.

The Human Capital Committee typically meets at least four times per year, with additional meetings as necessary. The Human Capital Committee met five times in 2024. The agenda for each meeting is set by the Chair of the Human Capital Committee, with consultation as appropriate with our Chief Executive Officer, Chief Legal Officer (through November 2024), Chief Financial Officer and Pearl Meyer, the Human Capital Committee’s independent compensation consultant. Members of management and Pearl Meyer may be invited to participate in meetings, but the Human Capital Committee meets regularly in executive session. Our Chief Executive Officer is often present and participates in discussions regarding compensation of our other executive officers. Executives, including our Chief Executive Officer, are not present during deliberations regarding their own performance or compensation.

Role of Compensation Consultants

For 2024, the Human Capital Committee retained the services of Pearl Meyer to assist the Human Capital Committee in its review of executive and director compensation practices, including the market competitiveness of compensation, executive compensation design, benchmarking with industry peers and other technical considerations including those related to tax and accounting.

For 2024 compensation matters, Pearl Meyer advised and assisted with the following:

•
Development of a peer group to be used in the evaluation of 2024 executive and director compensation;
•
Documentary support, including peer group and industry data with respect to base salaries, target annual cash bonuses, and equity compensation;
•
A market analysis of executive officer compensation compared to our peer group, which was reviewed with the Human Capital Committee and used to guide 2024 base salary and bonus target decisions for our named executive officers;
•
A market analysis of long-term incentive compensation of our executive officers compared to our peer group, which was reviewed with the Human Capital Committee and used to guide 2024 long-term equity compensation determinations; and
•
A market analysis of director compensation compared to our peer group, which was reviewed with the Human Capital Committee and used to guide decisions relating to the compensation payable to our non-employee directors.

The Human Capital Committee regularly evaluates the services of its consultant. The Human Capital Committee has assessed the independence of Pearl Meyer, consistent with Nasdaq listing standards and has concluded that the engagement of Pearl Meyer did not raise any conflict of interest.

Competitive Assessment

A key objective of our executive compensation program is to offer overall compensation packages to our executive officers that are competitive with the packages offered by companies with which we can compete for executive talent in the highly competitive cell therapy talent landscape. The Human Capital Committee consults with its independent compensation consultant to develop a peer group of companies to serve as the basis for comparing our executive compensation program to the market.

2024 Peer Group

With the assistance of its independent compensation consultant, the Human Capital Committee annually reviews the composition of the peer group to account for changes in both our business and the businesses of the companies in the peer group. While referencing the peer group compensation levels is helpful in determining market-competitive compensation for our named executive officers, the Human Capital Committee does not directly tie any pay elements to particular benchmarks within the peer group. Rather, peer data is one consideration, along with employee knowledge, skills and experience, individual performance, and scope of responsibilities, among other factors.

The peer group used to determine 2024 compensation consisted of companies with a market capitalization range (at time of determination) of approximately $60.0 million to $1.5 billion. At the time of adoption, our market capitalization approximated the 25th percentile of the selected peers and our revenue was at the 55th percentile. In developing the peer group, the Human Capital Committee considered several key qualitative and quantitative elements as set out below.

•
Sector and Stage—highly competitive and dynamic biotechnology industry, with an emphasis on pre-commercial biopharmaceutical companies within the cell and gene therapy area
•
Stage of Business—focus on later stage (Phase 3) pre-commercial companies, with an emphasis on oncology and cell and gene therapy
•
Market Capitalization—between approximately $60.0 million and $1.5 billion
•
Headcount—generally between 100 to 500 employees
•
Geography—U.S.-based companies located in biotechnology “hub” locations

Following this analysis, the Human Capital Committee identified the following 18 publicly-traded, U.S-based biotechnology/pharmaceutical companies as our peer group to be used in reviewing compensation for 2024:

Peer Group used to determine 2024 Compensation
Actinium Pharmaceuticals Inc.*	Agenus Inc.	Alector Inc.
Allogene Therapeutics Inc.	Allo Vir Inc.	Bluebird bio, Inc.
Fate Therapeutics, Inc.	Instil Bio, Inc.	Iovance Biotherapeutics, Inc.
Karyopharm Therapeutics Inc.	Kronos Bio, Inc.	MacroGenics, Inc.
Nkarta, Inc.	Nurix Therapeutics, Inc.	Poseida Therapeutics, Inc.
Precision Biosciences, Inc.	Rigel Pharmaceuticals, Inc.	Y-mAbs Therapeutics Inc.*

* Indicates new peer for 2024 compensation decisions; Clovis Oncology, Inc., ImmunoGen, Inc., TCR2 Therapeutics Inc., and TG Therapeutics Inc. were removed from peer group for 2024 compensation decisions as each fell outside of the peer selection criteria described above.

Elements of Executive Compensation

The Human Capital Committee has developed an executive compensation program that consists of the following primary elements:

•
Base salary;
•
Short-term incentives in the form of an annual cash bonus opportunity; and
•
Long-term incentives in the form of equity-based compensation (restricted stock units (“RSUs”)).

The relative mix of these components is generally weighted towards incentive rather than fixed compensation and towards long-term incentive compared to short-term incentive compensation. We believe this relative weighting towards long-term equity-based compensation further aligns the interests of our executive officers with those of our stockholders.

Base Salary

Base salaries are set to be competitive within our industry and are important in attracting and retaining talented executives. Base salaries are fixed pay set with consideration for responsibilities, market data, employee knowledge, skills and experience, individual performance and scope of responsibilities, among other factors.

Annual Cash Bonus

The annual cash incentive award plan is intended to motivate and reward our executives for the achievement of individual goals as well as the strategic goals of the Company.

In 2024, our annual incentives were based on key strategic, research, development, regulatory, clinical, financial and operational corporate objectives.

Long-Term Equity Incentives

Long-term equity awards are designed to incentivize executives to deliver long-term stockholder value, while also providing a retention vehicle for our top executive talent.

To responsibly manage our share pool and minimize potential dilution to stockholders, all 2024 executive annual equity awards were granted entirely in the form of RSUs. RSUs are linked to stock price performance but expend fewer shares than stock options to deliver the same value. Granting annual equity awards entirely in the form of RSUs allows us to effectively manage our annual share usage while continuing to provide the necessary incentives that continue to drive shareholder alignment. We intend to annually revisit our long-term incentive program to determine which vehicles strike the right balance between shareholder alignment, engagement and performance.

Base Salary

In considering the appropriate level of base salaries for our named executive officers for 2024, the Human Capital Committee employed a holistic analysis of multiple relevant factors using its professional judgment and experience, emphasizing the following:

•
the individual contribution of the named executive officer to our key strategic, research, development, regulatory, clinical, financial and operational corporate objectives in 2024;
•
the criticality of each named executive officer’s skill set and relative expected future contributions to our business;
•
the growing complexity of our business, which results in increased workloads and responsibilities of each of our named executive officers; and
•
the need to attract, retain and motivate the named executive officer in a highly competitive marketplace.

The Human Capital Committee considered the base salaries of similarly situated executives at our peer group companies for an understanding of whether our compensation program is competitively positioned to retain our highly qualified named executive officers. For 2024, the Human Capital Committee did not increase the base salary levels for the named executive officers as compared to 2023 other than in connection with promotions of Dr. Nguyen and Mr. Hyllengren, as set forth below.

Named Executive Officer	2023 Base Salary	2024 Base Salary		Year-over-Year % Increase
AnhCo Nguyen, Ph.D.	$550,000	$650,000	(1)	18.2%
Eric Hyllengren	$475,000	$520,000	(2)	9.5%
Jill Henrich	$500,000	$500,000		—%
Pascal Touchon, D.V.M.	$723,450	$723,450		—%
Amar Murugan	$515,000	$515,000		—%

(1) Dr. Nguyen’s initial 2024 base salary of $550,000 was increased to $650,000 in September 2024 in connection with his appointment as President and Chief Executive Officer.

(2) Mr. Hyllengren’s initial 2024 base salary of $475,000 was increased to $520,000 in October 2024 in connection with his appointment to Chief Operating Officer.

Annual Cash Bonuses

Annual Performance Goals

The Human Capital Committee works with the executive team to develop goals with respect to the Company’s annual incentive compensation program and ultimately recommends a list of goals to the Board for approval. The Board reviews the strategic, operational and financial components of the goals and approves the goals as well as a weighting for each goal based on its relative importance. Our Chief Executive Officer and executive team provide updates to the Board through the course of the year on performance towards these goals. At the end of the year, our Chief Executive Officer presents the Human Capital Committee with a proposed score based on the Company’s performance against the goals. After discussion and review, the Human Capital Committee makes a recommendation on the overall corporate achievement score compared to the annual performance goals to the Board for approval. This score is then used to establish the corporate portion of annual bonus payments.

In addition, our Chief Executive Officer works with each executive officer to establish individual performance goals and objectives. Individual goals are evaluated in a more qualitative and subjective manner than the corporate goals, and executive officers are evaluated on overall achievement of individual goals as well as overall contribution to the Company’s corporate goals. This evaluation is performed by our Chief Executive Officer who then recommends an individual bonus amount to the Human Capital Committee for consideration and approval.

Annual Bonus Process

As noted above, the Human Capital Committee conducts an annual performance and compensation review for our executive officers, including our Chief Executive Officer. The review is typically conducted over a series of meetings beginning at the end of the year as part of the Company’s broader annual performance review process. The annual corporate score which is determined as described above in “Annual Performance Goals” is used to determine the size of the Company-wide bonus pool. Historically, our other executives receive a bonus which is primarily linked to corporate performance (85%), with a smaller individual performance component (15%). The individual performance component of the bonus for these executive officers can be modified up to 125% or down to 0% dependent on performance in the prior year. The Human Capital Committee, taking into account the many changes at the Company, based the 2024 bonus for all executive officers, including our Chief Executive Officer, entirely on corporate performance. Consistent with historical practice, Dr. Touchon’s bonus was to be based entirely on corporate performance. The Human Capital Committee retains flexibility to increase or decrease any and all compensation components to reflect performance.

2024 Bonus Targets

Bonus targets (expressed as a percentage of base salary) are reviewed annually by the Human Capital Committee, taking into consideration competitive market data, and adjusted if deemed appropriate by the Human Capital Committee. Although the individuals performing such roles have changed, the 2024 target bonuses, as a percentage of base salary determined by position, have not increased since 2020.

Named Executive Officer	Target Bonus (as % of base salary)	Target Bonus ($ amount)
AnhCo Nguyen, Ph.D.	60%	$291,616	(1)
Eric Hyllengren	45%	$234,000	(2)
Jill Henrich	45%	$225,000
Pascal Touchon, D.V.M.	65%	$470,243
Amar Murugan	45%	$231,750

(1) Dr. Nguyen’s initial 2024 base salary of $550,000 with a 45% target bonus was increased to $650,000 with a 60% target bonus in September 2024. Per his employment agreement for the 2024 calendar year, Dr. Nguyen’s bonus will be prorated based on his Start Date and, as such, Dr. Nguyen will be eligible for a prorated bonus equal to 45% of his prior base salary of $550,000 from January 1, 2024 through the Start Date and 60% of his based salary of $650,000 from the Start Date through December 31, 2024.

(2) Mr. Hyllengren’s initial 2024 base salary was increased to $520,000 in October 2024.

2024 Corporate Goal Development, Weighting and Performance Evaluation

In the first quarter of 2024, the Board reviewed and approved the corporate goals and objectives for 2024, as summarized in the table below. In selecting these goals, the Human Capital Committee wanted to incentivize fiscal discipline and the continued advancement of our development programs: tab-cel; and CAR-T. At the time the 2024 corporate goals were set, the Board and management believed that such goals were challenging, and that achieving them would require not only continued strong progress on research and clinical development, manufacturing and operational capabilities, and prudent fiscal and legal management, but also a high level of effort and execution on the part of our named executive officers.

The Board also applied a performance weighting to such goals relative to our overall performance to reflect the prioritization of key business objectives. The relative weighting between our 2024 corporate objectives relating to advancing key assets in our pipeline and is summarized below.

2024 Objectives	2024 Goals Summary	Results	Weight
Tab-cel	• File BLA in Q2 2024 • Receive FDA acceptance of BLA filing in Q3 2024 • Successfully Complete RTQs and PAI to enable BLA approval in HCT and SOT in Q1 2025 • Obtain approval of PV3.3 in Europe in coordination with Pierre Fabre • Successfully release tab-cel PV3.2AT and PV3.3 vials per production plan with Pierre Fabre • Satisfy transition obligations per agreement with Pierre Fabre	• Successfully filed BLA in Q2 2024 • Received FDA acceptance of BLA in Q3 2024 • Completed RTQs and PAI to support BLA approval in HCT and SOT • Received approval of PV3.3 in Europe in coordination with Pierre Fabre in Q4 2024	45%
CAR T	• Treat first ATA3219 NHL patient in Q2 2024 • Disclose initial ATA3219 clinical data in NHL by EOY 2024 • Submit ATA3219 lupus IND in Q1 2024 and treat first patient by EOY 2024 • Complete ATA3431 non-GMP demo runs by EOY 2024 to enable IND filing in 2025	• Treated first ATA3219 NHL patient in Q3 2024 • Submitted 3219 IND for systemic lupus erythematosus (SLE); received Safe to Proceed letter from FDA in Q1 2024 • Expanded Phase 1 study to include new cohort in extrarenal SLE without lymphodepletion in Q3 2024	45%
Corporate	• Manage expenses to stay within approved 2024 budget through financial stewardship	• Successfully implemented several expense management initiatives to improve organization effectiveness	10%

As noted above, we achieved important progress with the FDA by filing the BLA in the second quarter of 2024 and received confirmation of FDA acceptance of the BLA in the third quarter of 2024. In addition, as noted above, during the course of 2024, we also advanced our CAR-T programs with treatment of our first ATA3219 NHL patient in the third quarter of 2024 and expanding the Phase 1 study to include a new cohort in extrarenal SLE without lymphodepletion in the third quarter of 2024.

Despite these important achievements, we were disappointed by the Complete Response Letter to the tab-cel BLA from the FDA and clinical holds on our active INDs, which were solely related to observations as part of a standard pre-license inspection of a third-party manufacturing facility for tab-cel. Based on the Board’s evaluation of the Company’s foregoing results and achievements in 2024 and in particular, considering the receipt of a Complete Response Letter for the tab-cel BLA and clinical holds on our active INDs, and as recommended by the Human Capital Committee, the Board approved a 50% achievement of the 2024 corporate goals.

In consideration of the foregoing, in February 2025, pursuant to the terms and conditions of the applicable annual bonus guidelines, the Human Capital Committee approved annual cash bonus payments for each named executive officer as reflected in the table below.

Name	2024 Bonus Target	Corporate Score Modifier	2024 Actual Bonus to be Paid (1)
AnhCo Nguyen, Ph.D.	$291,616	50%	$145,808	(2)
Eric Hyllengren	$234,000	50%	$117,000	(2)
Jill Henrich	$225,000	50%	$—	(3)
Pascal Touchon, D.V.M.	$470,243	50%	$—	(3)
Amar Murugan	$231,750	50%	$—	(3)

(1) The Company expects to pay the 2024 annual bonuses to eligible employees in the second quarter of 2025.

(2)
As noted below in the 2024 Summary Compensation Table, in addition to the above-mentioned bonus payment, in consideration of their significant efforts towards the successful acceptance of our biologics license application (BLA) for tab-cel by the United States Food and Drug Administration (FDA), the Human Capital Committee approved a one-time, discretionary cash bonuses in the amount of $51,546 to Dr. Nguyen, $42,357 to Mr. Hyllengren, $44,979 to Ms. Henrich, and $49,247 to Mr. Murugan in 2024. Thus, Dr. Nguyen and Mr. Hyllengren received total bonus payments in amounts of $197,354 and $159,357, respectively, for 2024.
(3)
Ms. Henrich, Dr. Touchon, and Mr. Murugan forfeited their 2024 annual bonuses in connection with the terminations of their employment.

Long-Term Incentives

Our goal is to align executive compensation and performance that advances our critical business objectives. Therefore, a significant portion of the named executive officers’ total compensation typically has consisted of, and is expected to continue to consist of, equity-based awards. In evaluating the mix of equity awards for 2024, the Human Capital Committee considered market trends and a desire to responsibly manage our share pool and minimize potential dilution to stockholders. Issuing equity grants 100% in RSUs provided a link to stock price performance but expended fewer shares than stock options to deliver the same value. Granting RSUs allows us to effectively manage our annual share usage while continuing to provide necessary incentives to continue to drive stockholder alignment. The following table outlines the equity awards granted to named executive officers in 2024.

Named Executive Officer	Grant Date	Type of Grant	Stock Options (#)	RSUs (#)(1)
AnhCo Nguyen, Ph.D.	January 8, 2024	Annual	—	27,000
	September 9, 2024	Promotion	—	45,000
Eric Hyllengren	January 8, 2024	Annual	—	19,000
Jill Henrich	January 8, 2024	Annual	—	18,000
Pascal Touchon, D.V.M.	January 8, 2024	Annual	—	51,200
Amar Murugan	January 8, 2024	Annual	—	19,000

(1) Amounts reflected in this column for RSUs granted in January 2024 have been adjusted to reflect the reverse stock split that occurred on June 20, 2024.

RSUs

RSUs are viewed as an important retention vehicle for named executive officers, as well as a variable and at-risk component of executive compensation. Market trends reflect their favored use among our peer group and other companies in the biotechnology sector. The RSU awards granted in January 2024 vest quarterly and will generally be fully vested three years after the RSU grant date, subject to continuous service. In connection with his promotion to President and Chief Executive Officer, Dr. Nguyen was also granted RSUs with respect to 45,000 shares in September 2024, which will vest in twelve equal quarterly installments, subject to his continued service through each applicable vesting date.

Other Compensation Policies and Practices

Insider Trading Policy (including Anti-Hedging and Anti-Pledging)

Our Insider Trading Policy prohibits all employees (including executive officers) and directors from: (i) buying or selling our stock while aware of any material nonpublic information; (ii) buying or selling our stock while our trading window is closed; and (iii) engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to our stock at any time.

Stock Ownership Guidelines

Effective as of January 1, 2021, in order to further align their financial interests with those of our stockholders as well as to promote sound corporate governance, we adopted stock ownership guidelines for our named executive officers. These guidelines establish the following ownership targets for the value of stock held by each individual:

Role	Ownership Guideline (as a multiple of base pay)
Chief Executive Officer	3x
All other Officers	1x
Non-employee Directors	3x

The guidelines must be achieved (i) by each individual covered under the guidelines (a “Covered Individual”) by December 31, 2025 and (ii) for any individual who becomes a Covered Individual after January 1, 2021, by December 31 of the calendar year in which the fifth anniversary of the date the individual became a Covered Individual occurs. The shares counted towards the ownership requirements specified in the guidelines include shares owned outright (valued at fair market value), unvested time-vested RSUs (valued at 70% of fair market value) and vested stock options (valued at 70% of intrinsic value, the number of shares vested multiplied by the difference between the exercise price and the Nasdaq closing price of our common stock on the measurement date, the intrinsic value of all such vested stock options are currently zero as the vested stock options are all currently “underwater” ), as applicable, to account for any sales of such equity required to be sold or withheld to cover taxes.

Once a Covered Individual has complied with these guidelines, such Covered Individual will be deemed to remain compliant under the guidelines notwithstanding any change in his or her base pay or change in the value of his or her equity which would otherwise make such Covered Individual non-compliant; provided that a sale or other disposition of shares of stock (other than the sale, or surrender to the Company, of shares of stock in payment of the exercise price of any equity award or in satisfaction of taxes in connection with vesting or exercise of any equity award) may, as applicable, cause the Covered Individual to no longer be deemed in compliance with the guidelines. A Covered Individual’s ownership is reviewed annually as of December 31 of a calendar year to determine if the Covered Individual has met, or is on track to meet, the applicable guideline.

Clawback Policy

Our Clawback Policy provides for the Company’s recoupment of certain incentive compensation paid to covered officers of the Company under certain triggering events. The Board may delegate determinations to be made under the Clawback Policy to a committee of the Board.

Pursuant to the Clawback Policy: (i) a triggering event refers to an accounting restatement that the Company is required to prepare due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period; and (ii) “covered officer” refers to a current or former officer of the

Company who is or was designated as an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, by the Board or an appropriate committee of the Board.

There was no recoupment under the Clawback Policy in 2024.

Compensation Risk Assessment

The Human Capital Committee has reviewed the Company’s compensation policies and practices, in consultation with Pearl Meyer, to assess whether they encourage employees to take inappropriate risks. After reviewing and assessing the Company’s compensation philosophy, terms and practices, including the mix of fixed and variable, short and long-term incentives and overall pay, incentive plan structures and the checks and balances built into, and oversight of, each plan and practice, the Human Capital Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole and strike an appropriate balance between short-term and long-term compensation and incentivizes our executives to act in a manner that prudently manages enterprise risk.

Equity Award Timing Practices

The Human Capital Committee has established a consistent process for granting equity awards to ensure fairness and avoid the appearance of timing-related manipulation. All annual equity awards are approved during a regularly scheduled Human Capital Committee meeting, typically held in the first quarter of the fiscal year, after the Company’s annual financial results are finalized and publicly disclosed. The grant date for annual equity awards is either the date of the Human Capital Committee’s approval or a pre-established date set in advance by the Human Capital Committee. Equity awards for newly hired or promoted employees are generally granted on the first regularly scheduled grant date following the effective date of the employment event. The Company does not time equity grants in coordination with the release of material non-public information.

2024 Summary Compensation Table

The following table sets forth information regarding compensation awarded to or earned by our named executive officers listed below during the year ended December 31, 2024 and, consistent with SEC disclosure rules applicable to smaller reporting companies and to the extent applicable, the fiscal year ended December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
AnhCo Nguyen, Ph.D.(6)	2024	585,769	51,546	781,650	—	145,808	8,943	1,573,716
President and Chief Executive Officer	2023	539,615	—	602,828	978,521	148,572	8,155	2,277,691
Eric Hyllengren	2024	489,751	42,357	266,000	—	117,000	11,029	926,137
Former EVP, Chief Financial Officer and Chief Operating Officer
Jill Henrich	2024	503,846	44,979	252,000	—	—	11,722	812,547
Former EVP, Chief Regulatory Officer
Pascal Touchon, D.V.M.	2024	503,633	—	716,800	—	—	501,899	1,722,332
Former President and Chief Executive Officer	2023	723,450	75,000	1,269,620	2,060,876	235,121	11,058	4,375,125
Amar Murugan	2024	447,654	49,247	266,000	—	—	115,527	878,428
Former EVP, Chief Legal Officer	2023	515,000	50,000	607,516	986,132	141,947	11,557	2,312,153
(1)
Amounts reported in this column for 2024 consist of a bonus cash payment of in connection with the successful acceptance of our biologics license application (BLA) for tab-cel by the United States Food and Drug Administration (FDA).
(2)
The amounts in this column for 2024 reflect the aggregate fair value of RSUs awarded during the year, computed at the measurement date in accordance with Financial Accounting Standard Board Accounting Standards Codified (Topic 718) (“ASC 718”) based on the closing stock price on the date of grant. Pursuant to SEC rules, the amounts shown assume that there will be no service-based forfeitures of awards. Assumptions used in the calculation of these amounts are included in note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the RSUs or the sale of the common stock underlying such RSUs.
(3)
Amounts reported in this column for 2024 represent bonuses approved in February 2025 by the Human Capital Committee for fiscal year 2024 , but not yet paid, following the achievement of certain corporate goals as determined by the Board and as detailed in the heading “Compensation Discussion & Analysis – Performance Evaluation”.
(4)
Amounts reported in this column include the following: (a) life insurance premiums paid on behalf of the named executive officers, (b) to the extent the named executive officer participated, employer contributions to the named executive officers’ 401k benefit plan accounts under the Company’s employer match program, (c) $27,880 in director fees paid to Dr. Touchon following his resignation as Chief Executive Officer; (d) with respect to Dr. Touchon, a pro-rated portion of his 2024 target cash bonus amount based on the number of days of his employment during the 2024 calendar year $326,050, (e) with respect to Dr. Touchon, payout of accrued vacation of $89,040, (f) with respect to Dr. Touchon, consulting fees of $39,867, (g) with respect to Dr. Touchon, the value for 12 months of COBRA benefits $7,869, (h) with respect to Mr. Murugan, severance payments in the amount of $59,523, and (i) with respect to Mr. Murugan, payout of accrued vacation of $44,825).

Outstanding Equity Awards as of December 31, 2024

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2024 and have been adjusted to reflect the reverse stock split that occurred on June 20, 2024.

			Option Awards				Stock Awards
Name	Grant Date	Note	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
AnhCo	05/10/2021	(7)	—	—	—	—	577	7,680
Nguyen,	05/10/2021	(2)	6,244	725	331.00	05/09/2031	—	—
Ph.D.	03/01/2022	(3)	—	—	—	—	746	9,929
	03/01/2022	(4)	3,084	1,402	255.25	02/29/2032	—	—
	03/01/2023	(5)	—	—	—	—	2,569	34,193
	03/01/2023	(6)	8,093	5,782	97.75	02/28/2033	—	—
	01/08/2024	(9)	—	—	—	—	16,875	224,606
	09/09/2024	(10)	—	—	—	—	45,000	598,950
Eric	09/04/2018	(8)	1,900	—	996.25	09/03/2025	—	—
Hyllengren	02/06/2019	(4)	460	—	961.25	02/05/2026	—	—
	03/01/2020	(4)	650	—	303.75	02/28/2030	—	—
	03/01/2021	(3)	—	—	—	—	30	399
	03/01/2021	(4)	686	45	427.63	02/28/2031	—	—
	11/01/2021	(11)	—	—	—	—	249	3,314
	03/01/2022	(3)	—	—	—	—	196	2,609
	03/01/2022	(4)	664	301	255.25	02/29/2032	—	—
	03/01/2023	(5)	—	—	—	—	2,212	29,442
	03/01/2023	(6)	6,969	4,979	97.75	02/28/2033	—	—
	01/08/2024	(9)	—	—	—	—	11,875	158,056
Jill	09/08/2020	(8)	2,400	—	336.50	09/07/2030	—	—
Henrich	03/01/2021	(3)	—	—	—	—	57	759
	03/01/2021	(4)	1,293	87	427.63	02/28/2031	—	—
	03/01/2022	(3)	—	—	—	—	353	4,698
	03/01/2022	(4)	1,460	665	255.25	02/29/2032	—	—
	03/01/2023	(5)	—	—	—	—	700	9,317
	03/01/2023	(6)	2,203	1,574	97.75	02/28/2033	—	—
	01/08/2024	(9)	—	—	—	—	11,250	149,738
Pascal	03/01/2021	(3)	—	—	—	—	294	3,913
Touchon,	03/01/2022	(3)	—	—	—	—	2,258	30,054
D.V.M.	03/01/2022	(4)	9,333	4,243	255.25	02/29/2032	—	—
	03/01/2023	(5)	17,047	12,177	97.75	02/28/2033	—	—
	03/01/2023	(5)	—	—	—	—	5,411	72,020
	01/08/2024	(9)	—	—	—	—	32,000	425,920
Amar	03/01/2021	(3)	—	—	—	—	104	1,384
Murugan	03/01/2022	(3)	—	—	—	—	647	8,612
	03/01/2023	(5)	—	—	—	—	2,589	34,460
	01/08/2024	(9)	—	—	—	—	11,875	158,056

(1)
Amounts reflect the value of RSUs, each with respect to one share of our common stock, as of December 31, 2024.
(2)
Represents options issued as an inducement grant under Nasdaq Listing Rule 5635(c)(4) pursuant to the Atara Biotherapeutics, Inc. Third Amended and Restated 2018 Inducement Plan (the “Inducement Plan”). 25% of the shares subject to the options vest upon completion of one year of service, and thereafter, an additional 1/48th of the total number of shares underlying the options vest each month, subject to continuous service.
(3)
Represents RSUs issued under the Atara Biotherapeutics, Inc. 2014 Equity Incentive Plan (the “2014 Plan”). Approximately 1/16th of the total number of shares underlying the RSUs vest on specific dates that approximately quarterly vesting from the grant date, subject to continuous service.
(4)
Represents options issued under the 2014 Plan. 1/48th of the total number shares underlying the options vest each month measured from the grant date, subject to continuous service.
(5)
Represents RSUs issued under the 2014 Plan. 1/12th of the total number of shares under the RSUs vest on specific dates that approximately quarterly vesting from the grant date, subject to continuous service.
(6)
Represents options issued under the 2014 Plan. 1/36th of the total number shares underlying the options vest each month measured from the grant date, subject to continuous service.

(7)
Represents RSUs issued as an inducement grant under the Nasdaq Listing Rule 5635(c)(4) pursuant to the Inducement Plan. 25% of the shares subject to the RSUs vest upon completion of approximately one year of service, and thereafter, an additional approximately 1/16th of the total number of shares underlying the RSUs vest on specific dates that approximately quarterly vesting, subject to continuous service.
(8)
Represents options issued under the 2014 Plan. 25% of the shares subject to the options vest upon completion of one year of service, and thereafter, an additional 1/48th of the total number of shares underlying the options vest each month, subject to continuous service.
(9)
Represents RSUs issued under the 2014 Plan. 1/8th of the total number of shares under the RSUs vest on specific dates that approximately quarterly vesting from the grant date, subject to continuous service.
(10)
Represents RSUs issued under the Atara Biotherapeutics, Inc. 2024 Equity Incentive Plan (the “2024 Plan”). 1/12th of the total number of shares under the RSUs vest on specific dates that approximately quarterly vesting from the grant date, subject to continuous service.
(11)
Represents RSUs issued under the 2014 Plan. 1/4th of the total number of shares under the RSUs vest annually measured from the grant date, subject to continuous service.

Employment Contracts and Change in Control Arrangements

Pascal Touchon, D.V.M.

We entered into an executive employment agreement with Dr. Touchon in May 2019 (the “Touchon Employment Agreement”) in connection with him joining the Company as our President and Chief Executive Officer in June 2019. Dr. Touchon resigned as our President and Chief Executive Office and was appointed chair of the Board, effective September 9, 2024. In connection with his resignation, we entered into a transition, separation and consulting agreement with Dr. Touchon (“Transition Agreement”) which superseded and replaced the Touchon Employment Agreement. Pursuant to the Transition Agreement, Dr. Touchon received the following post-termination benefits: (i) a pro-rated portion of his 2024 target cash bonus amount based on the number of days of his employment during the 2024 calendar year; (ii) retainment of Dr. Touchon by us for consulting services, for a period of 12 months, which the Board may elect to extend an additional six months, with consulting fees of $23,000 per month; (iii) acceleration of certain equity awards upon a change of control of the Company; and (iv) insurance coverage under COBRA for a period of 12 months.

AnhCo Nguyen, Ph. D.

In August 2024, we entered into a new executive employment agreement with Dr. Nguyen in a form consistent with our form of executive employment agreement previously filed with the SEC (the “Nguyen Employment Agreement”) in connection with his promotion to President and Chief Executive Officer in September 2024.

Under the Nguyen Employment Agreement and the agreements governing his equity awards, he is entitled to certain benefits in the event of a termination of employment without cause or resignation for good reason. In the event Dr. Nguyen’s employment is terminated by us without cause or he resigns for good reason, in either case, unrelated to a change in control (other than as a result of his death or disability), he will be entitled to receive the following benefits:

•
Severance pay in the form of the continuation of his final annual base salary for 12 months following termination; and
•
Either (a) subject to Dr. Nguyen’s timely election for continued coverage under COBRA, payment by us of his COBRA premiums for up to 12 months following his termination of employment or (b) if Dr. Nguyen is not entitled to COBRA continuation coverage or if we determine that we cannot pay his COBRA premiums without potentially incurring financial costs or penalties under applicable law, payment by us to Dr. Nguyen of a fully taxable cash payment equal to the applicable COBRA premiums on the first of each month for up to 12 months following his termination of employment.

In addition, in the event Dr. Nguyen’s employment is terminated by us without cause (other than as a result of his death or disability) or as a result of a resignation for good reason, in either case, during the change in control period, he will be entitled to receive the following payments and benefits:

•
Severance pay in the form of a lump sum payment equal to 12 months of his final annual base salary following termination;

•
Either (a) subject to Dr. Nguyen’s timely election for continued coverage under COBRA, payment by us of his COBRA premiums for up to 12 months following his termination of employment or (b) if Dr. Nguyen is not entitled to COBRA continuation coverage or if we determine that we cannot pay his COBRA premiums without potentially incurring financial costs or penalties under applicable law, payment by us to Dr. Nguyen of a fully taxable cash payment equal to the applicable COBRA premiums on the first of each month for up to 12 months following his termination of employment;
•
Lump sum amount equal to 100% of his target annual bonus for the year in which the termination date occurs; and
•
Full acceleration and immediate exercisability, if applicable, of all outstanding equity awards subject to time-based vesting conditions.

The receipt of any termination-based payments or benefits by Dr. Nguyen is subject to his execution and the effectiveness of a release of claims against the Company.

Pursuant to the Nguyen Employment Agreement, if any payments or benefits provided to Dr. Nguyen in connection with a change in control are subject to excise taxes as a result of the application of Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for him.

Eric Hyllengren

We entered into an executive employment agreement with Mr. Hyllengren in April 2023 in connection with his promotion to Senior Vice President, Chief Financial Officer (the “Hyllengren Employment Agreement”). Mr. Hyllengren was promoted to Executive Vice President, Chief Financial Officer in December 2023, and then to Executive Vice President, Chief Financial Officer and Chief Operating Officer in September 2024. In March 2025, Mr. Hyllengren left the Company and we entered into a Separation and Consulting Agreement (the “Hyllengren Separation Agreement”) which superseded and replaced the Hyllengren Employment Agreement, and pursuant to which he will provide consulting services to the Company from March 31, 2025 through July 31, 2025 at an hourly rate and receive severance payments and benefits consistent with a termination of employment without cause under the Hyllengren Employment Agreement. The Hyllengren Separation Agreement also provided for (i) Mr. Hyllengren to relinquish to the Company all of Mr. Hyllengren’s vested and unvested stock option awards and (ii) continued vesting during the consulting term of Mr. Hyllengren’s outstanding RSU awards.

As a result of his departure, Mr. Hyllengren will receive the following benefits, based on a termination without cause under the Hyllengren Employment Agreement:

•
Severance pay in the form of the continuation of his final annual base salary for 12 months following termination; and
•
Either (a) subject to Mr. Hyllengren’s timely election for continued coverage under COBRA, payment by us of his COBRA premiums for up to 12 months following his termination of employment or (b) if Mr. Hyllengren is not entitled to COBRA continuation coverage or if we determine that we cannot pay his COBRA premiums without potentially incurring financial costs or penalties under applicable law, payment by us to Mr. Hyllengren of a fully taxable cash payment equal to the applicable COBRA premiums on the first of each month for up to 12 months following his termination of employment.

In the event Mr. Hyllengren’s employment had been terminated by us without cause (other than as a result of his death or disability) or as a result of a resignation for good reason, in either case, during the change in control period, he would have been entitled to receive the following payments and benefits:

•
Severance pay in the form of a lump sum payment equal to 12 months of his final annual base salary following termination;
•
Either (a) subject to Mr. Hyllengren’s timely election for continued coverage under COBRA, payment by us of his COBRA premiums for up to 12 months following his termination of employment or (b) if Mr. Hyllengren is not entitled to COBRA continuation coverage or if we determine that we cannot pay his COBRA premiums without potentially incurring financial costs or penalties under applicable law, payment by us to Mr. Hyllengren of a fully taxable cash payment equal to the applicable COBRA premiums on the first of each month for up to 12 months following his termination of employment;
•
Lump sum amount equal to 100% of his target annual bonus for the year in which the termination date occurs; and

•
Full acceleration and immediate exercisability, if applicable, of all outstanding equity awards subject to time-based vesting conditions.

The receipt of any termination-based payments or benefits by Mr. Hyllengren was subject to his execution and the effectiveness of a release of claims against the Company.

Pursuant to the Hyllengren Employment Agreement, if any payments or benefits provided to Mr. Hyllengren in connection with a change in control are subject to excise taxes as a result of the application of Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for him.

Jill Henrich

We entered into an executive employment agreement with Ms. Henrich in August 2020 (the “Henrich Employment Agreement”) in connection with her joining the Company as our Senior Vice President, Global Regulatory Affairs. Mr. Henrich was promoted to Executive Vice President, Global Head, Regulatory Affairs and Quality in May 2023. In March 2025, Ms. Henrich resigned from the Company and in connection with her resignation, we entered into a Separation Agreement (the “Henrich Separation Agreement”) which superseded and replaced the Henrich Employment Agreement, and pursuant to which she will provide consulting services to the Company from March 31, 2025 through December 31, 2025 at an hourly rate and receive severance payments and benefits consistent with a termination of employment without cause under the Henrich Employment Agreement. The Henrich Separation Agreement also provided for continued vesting during the consulting term of Ms. Henrich’s outstanding equity awards.

Under the Henrich Employment Agreement and the agreements governing her equity awards, she was entitled to certain benefits in the event of a termination of employment without cause or resignation for good reason. In the event Ms. Henrich’s employment was terminated by us without cause or she resigns for good reason, in either case, unrelated to a change in control (other than as a result of her death or disability), she was entitled to receive the following benefits:

•
Severance pay in the form of the continuation of her final annual base salary for 12 months following termination; and
•
Either (a) subject to Ms. Henrich’s timely election for continued coverage under COBRA, payment by us of her COBRA premiums for up to 12 months following her termination of employment or (b) if Ms. Henrich is not entitled to COBRA continuation coverage or if we determine that we cannot pay her COBRA premiums without potentially incurring financial costs or penalties under applicable law, payment by us to Ms. Henrich of a fully taxable cash payment equal to the applicable COBRA premiums on the first of each month for up to 12 months following her termination of employment.

In addition, in the event Ms. Henrich’s employment was terminated by us without cause (other than as a result of her death or disability) or as a result of a resignation for good reason, in either case, during the change in control period, she was entitled to receive the following payments and benefits:

•
Severance pay in the form of a lump sum payment equal to 12 months of his final annual base salary following termination;
•
Either (a) subject to Ms. Henrich’s timely election for continued coverage under COBRA, payment by us of her COBRA premiums for up to 12 months following her termination of employment or (b) if Ms. Henrich is not entitled to COBRA continuation coverage or if we determine that we cannot pay his COBRA premiums without potentially incurring financial costs or penalties under applicable law, payment by us to Ms. Henrich of a fully taxable cash payment equal to the applicable COBRA premiums on the first of each month for up to 12 months following her termination of employment;
•
Lump sum amount equal to 100% of her target annual bonus for the year in which the termination date occurs; and
•
Full acceleration and immediate exercisability, if applicable, of all outstanding equity awards subject to time-based vesting conditions.

The receipt of any termination-based payments or benefits by Ms. Henrich was subject to her execution and the effectiveness of a release of claims against the Company.

Pursuant to the Henrich Employment Agreement, if any payments or benefits provided to Ms. Henrich in connection with a change in control are subject to excise taxes as a result of the application of Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for her.

Amar Murugan

We entered into an executive employment agreement with Mr. Murugan in April 2020 (the “Murugan Employment Agreement”) in connection with his joining the Company as our Senior Vice President, General Counsel. Mr. Murugan was promoted to Executive Vice President, Chief Legal Officer in March 2023. In November 2024, Mr. Murugan left the Company and in connection with his departure, he was entitled to receive severance payments and benefits consistent with a termination of employment without cause under the Murugan Employment Agreement, as described below. In addition, in connection with his departure, we entered into a consulting agreement (“Murugan Consulting Agreement”) with Mr. Murugan which superseded and replaced the Murugan Employment Agreement and provided for: (i) Mr. Murugan to relinquish to the Company all of Mr. Murugan’s vested and unvested stock option awards and (ii) the continued vesting during the consulting term of Mr. Murugan’s outstanding RSU awards. Further, pursuant to the Murugan Consulting Agreement, subject to Mr. Murugan’s continued service through the applicable date, he is also entitled to receive: (i) a bonus of $150,000 upon the approval by the United States Food and Drug Administration of a biologics license application for tabelecleucel; and (2) a bonus $150,000 upon the earlier of to occur of: (a) the successful transition, as determined by the Human Capital Committee of the Board, of certain tabelecleucel manufacturing activities from the Company to Pierre Fabre Medicament (“Pierre Fabre”) or its affiliates, as contemplated by that certain Amended and Restated Commercialization Agreement dated October 31, 2023 and related agreements, between Pierre Fabre and the Company, and (b) July 11, 2025.

As a result of his departure, Mr. Murugan will receive the following benefits, based on a termination without cause under the Murugan Employment Agreement:

•
Severance pay in the form of the continuation of his final annual base salary for 12 months following termination; and
•
Either (a) subject to Mr. Murugan’s timely election for continued coverage under COBRA, payment by us of his COBRA premiums for up to 12 months following his termination of employment or (b) if Mr. Murugan is not entitled to COBRA continuation coverage or if we determine that we cannot pay his COBRA premiums without potentially incurring financial costs or penalties under applicable law, payment by us to Mr. Murugan of a fully taxable cash payment equal to the applicable COBRA premiums on the first of each month for up to 12 months following his termination of employment.

The receipt of any termination-based payments or benefits by Mr. Murugan was subject to his execution and the effectiveness of a release of claims against the Company.

Retirement Plans

We have one qualified 401(k) plan covering all eligible employees, including our named executive officers. Under the plan, employees may contribute up to the statutory allowable amount for any calendar year. We make matching contributions, equal to 50% of each dollar contributed up to the first 6% of an individual’s eligible earnings, up to the annual IRS maximum.

2024 Non-Employee Director Compensation

The following table sets forth information regarding compensation earned by or paid to our non-employee directors during 2024. Dr. Touchon and, following his promotion to President and Chief Executive Officer, Dr. Nguyen, are also members of the Board but were not separately compensated for their service on the Board while serving as our President and Chief Executive Officer. Please see the “2024 Summary Compensation Table” for the compensation received by Drs. Touchon and Nguyen in 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Eric L. Dobmeier(2)	31,154	—	31,154
Matthew K. Fust	65,000	104,100	169,100
Carol Gallagher, Pharm.D.	87,452	104,100	191,552
William K. Heiden	66,662	104,100	170,762
Ameet Mallik	62,500	104,100	166,600
Maria Grazia Roncarolo, M.D.	55,000	104,100	159,100
Gregory A. Ciongoli(3)	—	—	—

(1)
The amounts in this column reflect the aggregate fair value of RSUs awarded during the year, computed at the measurement date in accordance with FASB ASC Topic 718, based on the closing stock price on the date of grant. Pursuant to SEC rules, the amounts shown assume that there will be no service-based forfeitures of awards. Assumptions used in the calculation of these amounts are included in note 10 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2024. As of December 31, 2024, the Company’s non-employee directors had the following RSUs outstanding: Mr. Dobmeier, no RSUs outstanding; Mr. Fust, 6,000 RSUs; Dr. Gallagher, 6,000 RSUs; Mr. Heiden, 6,000 RSUs; Mr. Mallik, 6,000 RSUs; Dr. Roncarolo, 6,000; and Mr. Ciongoli, no RSUs outstanding.
(2)
Mr. Dobmeier’s term on the Board expired in June 2024.
(3)
Mr. Ciongoli waived his right to receive non-employee director compensation.

Our non-employee director compensation policy, pursuant to which we compensate our non-employee directors with a combination of cash and equity, is intended to be fair and competitive to account for the time and effort required of a director of the Company. The annual cash compensation contained in this policy, set forth below, is payable in equal quarterly installments, in arrears following the end of each quarter in which the service occurred, pro-rated for any partial months of service. The Human Capital Committee reviews pay levels for non-employee directors regularly with assistance from its compensation consultant, who prepares a comprehensive assessment of our non-employee director compensation program. That assessment includes benchmarking of director compensation against the same peer group used for executive compensation purposes and an update on recent trends in director compensation. Following that review, the Human Capital Committee approved changes to the equity compensation in the non-employee director compensation policy for 2023. Our director compensation is set forth below:

•
Annual Board Service Retainer:

All Directors other than Lead Director or Chair of the Board: $45,000

Lead Director: $75,000

Chair of the Board: $85,000

•
Annual Committee Service Retainer (Chair):

Chair of the Audit Committee: $20,000

Chair of the Human Capital Committee: $15,000

Chair of the Nominating and Corporate Governance Committee: $10,000

•
Annual Committee Service Retainer (Non-Chair):

Audit Committee: $10,000

Human Capital Committee: $7,500

Nominating and Corporate Governance Committee: $5,000

Research and Development Committee: $5,000

We have reimbursed, and under this policy will continue to reimburse, our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board and committees of our Board.

The non-employee director compensation policy also provides for equity compensation to each non-employee director as follows:

•
Initial Grant: At the time they join our Board, each new non-employee director will receive an initial stock option grant with a grant date fair value of $450,000, rounded to the nearest 500 shares, vesting annually over three years.
•
Annual Grant: Each non-employee director will receive an annual grant of equity awards in the form of stock options and RSUs at a 1:1 stock-option-to-RSU ratio calculated on the basis of such equity awards together having an aggregate grant date fair value of $300,000, rounded to the nearest 500 shares, vesting in full on the date of the next annual meeting of stockholders, subject to continued service.

In March 2024, to further align the interests of the Board and the Company’s stockholders, the Human Capital Committee suspended the non-employee director compensation policy solely with respect to the annual grant to be made at the 2024 Annual Meeting of Stockholders. In lieu of grants that would otherwise have been made to non-employee directors under the non-employee director compensation policy, the Human Capital Committee granted 150,000 RSUs to each of the then serving non-employee directors, vesting in full on the date of the 2025 annual meeting of stockholders, subject to continued service through such date.

All options granted to our non-employee directors under the policy will vest in full upon the completion of a change in control. Grant date option value is determined using the same method we use to calculate the grant date fair value of stock options in our financial statements.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2024.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and RSUs	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity Compensation Plans Approved by Stockholders(2)	599,974	$216.08	371,302
Equity Compensation Plans Not Approved by Stockholders(3)	48,639	$232.06	122,234
Total	648,613	$217.91	493,536

(1)
Excludes outstanding securities included in the column labeled “Number of Securities to be Issued upon Exercise of Outstanding Options and RSUs.”
(2)
Includes securities issuable under our 2014 Plan, our 2024 Plan and our 2014 ESPP. In accordance with its terms, the 2014 Plan terminated on March 31, 2024.
(3)
Includes securities issuable pursuant to Nasdaq Listing Rule 5635(c)(4) and pursuant to our Inducement Plan. The Inducement Plan provides for the grant of equity awards to individuals who were not previously employees or directors of the Company, other than following a bona fide period of non-employment. All equity awards under the Inducement Plan are intended to meet the standards of Nasdaq Listing Rule 5635(c)(4). The terms and conditions of the Inducement Plan and the equity awards to be granted thereunder are substantially similar to the 2014 Plan.

Pay Versus Performance

The following table sets forth information regarding the Company’s performance and the “compensation actually paid” to our named executive officers, as calculated in accordance with SEC disclosure rules applicable to smaller reporting companies:

Year(1)	Summary Compensation Table Total for PEO, Pascal Touchon(2) ($)	Summary Compensation Table Total for PEO, AnhCo Nguyen(2) ($)	Compensation Actually Paid to PEO, Pascal Touchon(3) ($)	Compensation Actually Paid to PEO, AnhCo Nguyen(3) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(3) ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(4) ($)	Net Income (Loss) ($)
2024	1,722,332	1,573,716	1,324,121	1,586,926	872,371	757,065	3.38	(85,403,000)
2023	4,375,125	n/a	557,312	n/a	2,294,922	535,339	3.25	(276,126,000)
2022	5,158,127	n/a	(2,901,098)	n/a	2,399,835	(281,950)	20.81	(228,302,000)

(1)
Dr. Touchon served as the Company’s principal executive officer (“PEO”) for for the entirety of 2022, 2023 and until his separation from service on September 9, 2024, and Dr. Nguyen served as the Company’s PEO thereafter in 2024. The Company’s other named executive officers (“NEOs”) for the applicable years were as follows:

- 2024: Amar Murugan, Jill Henrich, and Eric Hyllengren

- 2023: AnhCo Nguyen, Ph.D.; and Amar Murugan

- 2022: Jakob Dupont, M.D.; Utpal Koppikar; Amar Murugan; and Charlene Banard

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Dr. Touchon and, with respect to 2024, Dr. Nguyen and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s named executive officers for the applicable year other than the principal executive officer for such years (including Dr. Nguyen for 2023).
(3)
To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Dr. Touchon and Dr. Nguyen and for the average of the other named executive officers is set forth following the footnotes to this table.
(4)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2021. Historic stock price performance is not necessarily indicative of future stock price performance.

Compensation Actually Paid Adjustments

Year	Summary Compensation Table Total ($)(1)	(Minus) Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($)(2)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($)(3)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years ($)(4)	Plus Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(5)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)(6)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(7)	Equals Compensation Actually Paid ($)
			Pascal Touchon, D.V.M.
2024	1,722,332	(716,800)	425,920	(52,526)	32,145	(86,950)	—	1,324,121
2023	4,375,125	(3,330,496)	224,635	(753,498)	297,228	(275,682)	—	557,312
2022	5,158,127	(4,080,272)	912,000	(3,462,948)	356,176	(1,784,181)	—	(2,901,098)
			AnhCo Nguyen, Ph.D.
2024	1,573,716	(781,650)	809,208	11,551	25,861	(51,760)	—	1,586,926
2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
			Other Named Executive Officers (Average) (8)
2024	872,371	(261,333)	155,283	3,088	17,880	(30,224)	—	757,065
2023	2,294,922	(1,587,499)	116,608	(331,191)	141,674	(99,175)	—	535,339
2022	2,399,835	(1,719,102)	499,135	(1,070,752)	94,460	(485,526)	—	(281,950)

(1)
Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other named executive officers, amounts shown represent averages.
(2)
Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(3)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(4)
Represents the change in fair value during the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(5)
Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(6)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(7)
Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(8)
See footnote 1 under the Pay Versus Performance table on the previous page for the named executive officers included in the average for each year.

Relationship Between Pay and Performance

We believe the “compensation actually paid” or “CAP” in each of the years reported above and over the three-year cumulative period are reflective of the Human Capital Committee’s emphasis on “pay-for-performance" as the “compensation actually paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our annual incentive program.

As noted above, as is the case with many companies in the biotechnology industry, the Company’s incentive objectives are generally tied to our strategic and operational goals rather than financial goals. Accordingly, our compensation program is not influenced by financial metrics, such as net income. In 2022, our net loss was $228,302,000, while the “compensation actually paid” decreased to $(2,901,098) for Dr. Touchon and $(281,950) for our other named executive officers. With respect to 2023, our net loss was $276,126,000, while the “compensation actually paid” increased to $557,312 for Dr. Touchon and $535,339 for our other named executive officers. In 2024, our net loss was $85,403,000, while the “compensation actually paid” increased to $1,324,121 for Dr. Touchon, $1,586,926 to Dr. Nguyen, and $757,065 for our other named executive officers. The following graphic illustrates the relationship between the “compensation actually paid” to the named executive officers and the Company’s total shareholder return (“TSR”).

Description of Relationship Between PEO and Average NEO Compensation Actually Paid and Our TSR

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our other NEOs, each as set forth in the table above, and our TSR over the three-year period from 2022 through 2024.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Policies and Procedures for Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is an executive partner or principal or which such person has a 5% or greater beneficial ownership interest (each a “Related Person”), are not permitted to enter into a transaction with us without the prior consent of the Audit Committee. Any request for us to enter into a transaction with a Related Person, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must first be presented to the Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, the Audit Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

Certain Related Person Transactions

The following is a summary of the transactions since January 1, 2023, to which we have been a participant in which the amount involved in the transaction exceeds or will exceed $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which Related Person had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Non-Employee Director Compensation.”

Indemnification Agreements

We have entered into indemnity agreements with our directors and officers that provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for all reasonable expenses and liabilities incurred with any action or proceeding brought against them by reason of the fact that they are serving in such capacity, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

Securities Purchase Agreement and Warrant Issuance

On September 3, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers (the “Purchasers”) pursuant to which the Company agreed to issue and sell to the Purchasers in a registered direct offering (the “Registered Offering”) an aggregate of (i) 758,900 shares (the “Shares”) of the Company’s common stock and (ii) pre-funded warrants (each, a “Pre-Funded Warrant,” and together, the “Pre-Funded Warrants”) to purchase up to 3,604,780 shares of Common Stock, at a purchase price of $8.25 per Share and $8.2499 per share underlying the Pre-Funded Warrants. The exercise price of each Pre-Funded Warrant is equal to $0.0001 per share, subject to adjustment as provided therein, and the Pre-Funded Warrants will be exercisable immediately and have no expiration date. The Pre-Funded Warrants may be exercised by means of cash or the holder may elect to receive upon such exercise the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

On September 5, 2024, the Registered Offering closed, pursuant to the satisfaction or waiver of customary closing conditions, and the appointment of Gregory A. Ciongoli to the Board. The aggregate gross proceeds to the Company from the Registered Offering were approximately $36.0 million, before deducting estimated offering expenses payable by the Company. The Registered Offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-275256) that was filed with the SEC on November 1, 2023 and declared effective by the SEC on November 13, 2023 and prospectus supplement filed with the SEC on September 4, 2024.

Adiumentum Capital Management, where Gregory A. Ciongoli serves as the Managing Partner, purchased 758,900 Shares and a Pre-Funded Warrant to purchase up to 150,193 shares of Common Stock in the Registered Offering at an aggregate purchase price of $7.5 million. The Company entered into a compensation arrangement with Gregory A. Ciongoli, which is described under “Executive Compensation” and “Non-Employee Director Compensation.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Atara stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Atara. Direct your written request to Atara Biotherapeutics, Inc., Investor Relations, 1280 Rancho Conejo Boulevard, Thousand Oaks, CA 91320 or contact Investor Relations at 805-284-9026. In addition, Atara will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ AnhCo Nguyen, Ph.D.
AnhCo Nguyen, Ph.D.
President and Chief Executive Officer

April 28, 2025

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is available without charge upon written request to: Secretary, Atara Biotherapeutics, Inc., 1280 Rancho Conejo Boulevard, Thousand Oaks, CA 91320.

APPENDIX A

PROXY CARD

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V68530-P31357 For Against Abstain For Against Abstain The Board of Directors recommends you vote FOR Proposals 2 and 4 and 1 YEAR on Proposal 3: Nominees: 2. To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Proxy Statement. 3. To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company's named executive officers. 4. To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025. 1. Election of Directors ATARA BIOTHERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following: For Withhold NOTE: Such other matters that may properly come before the meeting or any adjournment or postponement thereof will be voted on by the proxy holders in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1a. AnhCo Nguyen, Ph.D. 1b. Matthew K. Fust 1c. Gregory A. Ciongoli 1 Year 2 Years 3 Years Abstain SCAN TO VIEW MATERIALS & VOTEw ATARA BIOTHERAPEUTICS, INC. 1280 RANCHO CONEJO BOULEVARD THOUSAND OAKS, CA 91320 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ATRA2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V68531-P31357 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2024 Annual Report on Form 10-K are available at www.proxyvote.com. ATARA BIOTHERAPEUTICS, INC. Annual Meeting of Stockholders June 10, 2025 9:00 AM Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder hereby appoints AnhCo Nguyen and John Chao, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ATARA BIOTHERAPEUTICS, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM Pacific Time on June 10, 2025 virtually at www.virtualshareholdermeeting.com/ATRA2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposals 2 and 4, and 1 YEAR on Proposal 3 in accordance with the recommendations of the Board of Directors, and in the discretion of the proxy holders upon any other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. Continued and to be signed on reverse side